Exhibit 2.1

MASTER REORGANIZATION AGREEMENT

by and among

Atlas Energy Solutions Inc.,

Atlas Sand Operating, LLC,

New Atlas HoldCo Inc.,

AESI Merger Sub Inc.,

Atlas Operating Merger Sub, LLC

and

Atlas Sand Holdings, LLC

July 31, 2023

TABLE OF CONTENTS

		Page

ARTICLE I
DEFINITIONS AND CONSTRUCTION

Section 1.1.	Definitions	2
Section 1.2.	Effective Time	4
Section 1.3.	Heading; References; Interpretation.	4

ARTICLE II
RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1.	The PubCo Merger	4
Section 2.2.	The OpCo Merger	5

ARTICLE III
ACTIONS TO BE TAKEN IN CONNECTION WITH THE REORGANIZATION

Section 3.1.	Assumption of PubCo LTIP and Awards	6
Section 3.2.	Other Compensation Arrangements	7
Section 3.3.	Registration Statement; Information Statement/Prospectus	7
Section 3.4.	Section 16 Matters	8
Section 3.5.	NYSE Listing	8
Section 3.6.	Treatment of Certain Material Agreements.	8

ARTICLE IV
REPRESENTATIONS AND WARRANTIES

Section 4.1.	Organization	9
Section 4.2.	Authority; Enforceability	9
Section 4.3.	Consents and Approvals; No Violations	9
Section 4.4.	Ownership of Interests	10
Section 4.5.	Bankruptcy	10
Section 4.6.	Litigation	10
Section 4.7.	Independent Investigation	10

ARTICLE V
CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

Section 5.1.	Conditions Precedent	10

ARTICLE VI
MISCELLANEOUS

Section 6.1.	Consents; Deemed Amendment to Agreements	11
Section 6.2.	Deed; Bill of Sale; Assignment	11
Section 6.3.	Tax Matters.	11
Section 6.4.	Further Assurances	12

i

Exhibits

Exhibit A	Form of Certificate of Merger for PubCo Merger
Exhibit B	Form of Second A&R Certificate of Incorporation of PubCo
Exhibit C	Form of Second A&R Bylaws of PubCo
Exhibit D	Form of A&R Certificate of Incorporation of New PubCo
Exhibit E	Form of A&R Bylaws of New PubCo
Exhibit F	Form of Certificate of Merger for OpCo Merger
Exhibit G	Form of Second A&R LLC Agreement of OpCo

ii

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated effective as of July 31, 2023 (the “Execution Date”), is entered into by and among Atlas Energy Solutions Inc., a Delaware corporation (“PubCo”), Atlas Sand Operating, LLC, a Delaware limited liability company (“OpCo”), New Atlas HoldCo Inc., a Delaware corporation (“New PubCo”), AESI Merger Sub Inc., a Delaware corporation (“Merger Sub Inc.”), Atlas Operating Merger Sub, LLC, a Delaware limited liability company (“Merger Sub LLC” and, together with Merger Sub Inc., the “Merger Subs”), and Atlas Sand Holdings, LLC, a Delaware limited liability company (“Holdings”). PubCo, OpCo, New PubCo, the Merger Subs and Holdings are each referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, New PubCo and the Merger Subs are newly formed entities organized for the purposes of participating in the transactions contemplated by this Agreement (collectively referred to herein as the “Transactions” or the “Reorganization”);

WHEREAS, as of the Execution Date, (a) PubCo holds all of the issued and outstanding shares of common stock of New PubCo, par value $0.01 per share (the “New PubCo Common Stock”), (b) PubCo and Holdings collectively hold all of the issued and outstanding membership interests in OpCo designated as “Common Units” (the “OpCo Units”), (c) Holdings holds all of the issued and outstanding shares of Class B common stock of PubCo, par value $0.01 per share (“Existing Class B Shares”), and (d) New PubCo holds (i) all of the issued and outstanding shares of common stock of Merger Sub Inc., par value $0.01 per share (the “Merger Sub Shares”), and (ii) all of the issued and outstanding membership interests in Merger Sub LLC (the “Merger Sub Interests”);

WHEREAS, the Board of Directors of PubCo (the “PubCo Board”) previously established a Special Committee of independent and disinterested members of the PubCo Board (the “Special Committee”) to evaluate the Transactions, and the Special Committee previously approved of the Transactions and determined that it is advisable and in the best interests of PubCo and the holders of the outstanding shares of Class A common stock of PubCo, par value $0.01 per share (“Existing Class A Shares” and, together with the Existing Class B Shares, “Existing PubCo Common Stock”), not affiliated with PubCo or Holdings to consummate the Transactions in accordance with this Agreement in order to effect a reorganization by which, among other things:

(a)    a new holding company would be created by merging Merger Sub Inc. with and into PubCo (the “PubCo Merger”), as a result of which (i) each of the outstanding Existing Class A Shares would be exchanged for one share of New PubCo Common Stock, (ii) each of the outstanding Existing Class B Shares would be surrendered and cancelled for no consideration and (iii) PubCo would survive the PubCo Merger (PubCo, in such capacity, at times referred to herein as the “Surviving Corporation”) as a direct, wholly owned subsidiary of New PubCo; and

(b)    OpCo would become a wholly owned subsidiary of New PubCo (partially through New PubCo’s direct interest in OpCo, and partially indirect through the Surviving Corporation’s direct interest in OpCo) by merging Merger Sub LLC with and into OpCo (the “OpCo Merger” and, together with the PubCo Merger, the “Mergers”), as a result of which each of the OpCo Units held by Holdings would be exchanged for one share of New PubCo Common Stock;

1

WHEREAS, for U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows U.S. federal income tax treatment), the Parties intend that (a) (i) PubCo Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) the Mergers be treated as integrated transactions constituting related transfers governed by Section 351(a) of the Code (clauses (a)(i) and (a)(ii) together, the “Intended Tax Treatment”) and (b) this Agreement constitute and be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the PubCo Merger;

WHEREAS, (a) the Boards of Directors of each of PubCo, New PubCo and Merger Sub Inc. have approved this Agreement and the Reorganization, subject to the terms and conditions set forth in this Agreement and (b) PubCo, in its capacity as the managing member of OpCo, has approved this Agreement and the Reorganization, and (c) New PubCo, in its capacity as the sole member of Merger Sub LLC, has approved this Agreement and the Reorganization; and

WHEREAS, the PubCo Board expects to receive approval of the Reorganization by written consent (the “Stockholder Written Consent”) from PubCo stockholders sufficient for the Required Stockholder Vote (as defined herein) in lieu of a meeting pursuant to Section 228 of the Delaware General Corporation Law (the “DGCL”).

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND CONSTRUCTION

Section 1.1.    Definitions. In addition to terms defined in the body of this Agreement, the following capitalized terms have the following meanings:

“ASMC” means Atlas Sand Management Company, LLC, a Texas limited liability company.

“ASMC II” means Atlas Sand Management Company II, LLC, a Delaware limited liability company.

“DLLCA” means the Delaware Limited Liability Company Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing New PubCo Bylaws” means those certain Bylaws of New PubCo, adopted June 28, 2023, as amended, restated or otherwise modified prior to the Effective Time.

2

“Existing New PubCo Charter” means that certain Certificate of Incorporation of New PubCo, dated as of June 28, 2023, as amended, restated or otherwise modified prior to the Effective Time.

“Existing OpCo LLC Agreement” means that certain Amended and Restated Limited Liability Company Agreement of OpCo, dated as of March 8, 2023, as amended, restated or otherwise modified prior to the Effective Time.

“Existing PubCo Bylaws” means those certain Amended and Restated Bylaws of PubCo, adopted March 8, 2023, as amended, restated or otherwise modified prior to the Effective Time.

“Existing PubCo Charter” means that certain that certain Amended and Restated Certificate of Incorporation of PubCo, dated as of March 8, 2023, as amended, restated or otherwise modified prior to the Effective Time.

“Governmental Authority” means the United States of America and any foreign country, any state, commonwealth, territory or possession thereof and any political subdivision or quasi-governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Holdings II” means Atlas Sand Holdings II, LLC, a Delaware limited liability company.

“Law” means any applicable federal, state, provincial, municipal, local or foreign statute, law, treaty, ordinance, regulation, rule, code, order or rule of common law.

“Legacy Owners” refer to holders of membership interests in one or more of Holdings, Holdings II, ASMC and ASMC II.

“NYSE” means the New York Stock Exchange.

“Person” means any natural person, limited liability company, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, and any government or agency or political subdivision thereof.

“Principal Stockholders” means Holdings, Holdings II and Ben M. “Bud” Brigham.

“Required Stockholder Vote” means the affirmative vote (or written consent) of the holders of a majority of the voting power of the outstanding shares of Existing PubCo Common Stock entitled to vote on the Reorganization.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

3

“Treasury Regulations” means the regulations promulgated under the Code, as such regulations may be amended from time to time.

Section 1.2.    Effective Time. The Mergers shall become effective at the same time and date (the “Effective Time”), with such time and date to be specified in each of the Merger Certificates (as defined below) in accordance with Section 103(d) of the DGCL and Section 18-209(c)(5) of the DLLCA, as applicable.

Section 1.3.    Heading; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and will not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole, including, without limitation, all Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections and Exhibits will, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Exhibits attached hereto, and all such Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, will include all other genders, and the singular will include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

ARTICLE II

RESTRUCTURING ACTIONS AND RELATED MATTERS

Section 2.1.    The PubCo Merger.

(a)    Substantially concurrently with the filing of the OpCo Merger Certificate (as defined below), a certificate of merger with respect to the PubCo Merger in the form attached hereto as Exhibit A (the “PubCo Merger Certificate”) will be filed with the Secretary of State of the State of Delaware, pursuant to which, at the Effective Time, Merger Sub Inc. will be merged with and into PubCo, with PubCo surviving the PubCo Merger as a direct, wholly owned subsidiary of New PubCo.

(b)    In connection with the PubCo Merger, effective as of the Effective Time, the Existing PubCo Charter and the Existing PubCo Bylaws will be amended and restated in the forms attached hereto as Exhibit B and Exhibit C, respectively, in order to, among other things, (i) establish a single class of common stock of the Surviving Corporation, par value $0.01 per share (each, a “Surviving Corporation Share”), as the sole capital stock of the Surviving Corporation, (ii) provide for the governance of the Surviving Corporation by New PubCo, in its capacity as the sole stockholder of PubCo following the PubCo Merger, and (iii) change the name of the Surviving Corporation to “AESI Holdings Inc.”

4

(c)    In connection with the PubCo Merger, effective as of the Effective Time, (i) the Existing New PubCo Charter will be amended and restated in substantially the form attached hereto as Exhibit D, and (ii) the Existing New PubCo Bylaws will be amended and restated in substantially the form attached hereto as Exhibit E, in order to, among other things, increase the authorized number of shares of New PubCo Common Stock, change the name of New PubCo to “Atlas Energy Solutions Inc.” and effect certain other amendments to provide for the governance of New PubCo as the new public holding company and successor to PubCo following the Reorganization.

(d)    By virtue of the PubCo Merger, effective as of the Effective Time, (i) the Existing Class A Shares issued and outstanding as of immediately prior to the Effective Time will be exchanged for newly issued shares of New PubCo Common Stock on a one-for-one basis (such shares of New PubCo Common Stock, the “PubCo Merger Shares”); (ii) the Existing Class B Shares issued and outstanding as of immediately prior to the Effective Time will be surrendered and cancelled for no consideration; (iii) the Merger Sub Shares issued and outstanding as of immediately prior to the Effective Time will be converted into Surviving Corporation Shares on a one-for-one basis (resulting in the Surviving Corporation being a direct, wholly owned subsidiary of New PubCo); and (iv) the separate existence of Merger Sub Inc. will cease.

(e)    In connection with the PubCo Merger, effective as of the Effective Time, New PubCo will redeem from PubCo, and PubCo will convey, transfer and deliver to New PubCo, the 1,000 shares of New PubCo Common Stock issued to PubCo in connection with the incorporation of New PubCo on June 28, 2023 (the “Initial New PubCo Shares”) for an aggregate redemption price of $10.00. PubCo will irrevocably constitute and appoint the Secretary of New PubCo to transfer the Initial New PubCo Shares on the books of New PubCo with full power of substitution in the premises. Following their transfer to New PubCo, the Initial New PubCo Shares will be deemed to have been cancelled and no longer be outstanding effective simultaneously with the Effective Time.

(f)    This Section 2.1, together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of the PubCo Merger Certificate and Law.

Section 2.2.    The OpCo Merger.

(a)    Substantially concurrently with the filing of the PubCo Merger Certificate, a certificate of merger with respect to the OpCo Merger in the form attached hereto as Exhibit F (the “OpCo Merger Certificate” and, together with the PubCo Merger Certificate, the “Merger Certificates”) will be filed with the Secretary of State of the State of Delaware, pursuant to which, at the Effective Time, Merger Sub LLC will be merged with and into OpCo, with OpCo surviving the OpCo Merger as a wholly owned subsidiary of New PubCo (partially through New PubCo’s direct interest in OpCo, and partially indirect through the Surviving Corporation’s direct interest in OpCo).

(b)    By virtue of the OpCo Merger, effective as of the Effective Time, (i) the OpCo Units issued and outstanding and held by Holdings as of immediately prior to the Effective Time will be exchanged for newly issued shares of New PubCo Common Stock on a one-for-one basis

5

(the “OpCo Merger Shares” and, together with the PubCo Merger Shares, the “Merger Shares”); (ii) the Merger Sub Interests issued and outstanding as of immediately prior to the Effective Time will be converted into a number of OpCo Units equal to the number of OpCo Merger Shares issued in accordance with the foregoing clause (i), all of which will be held by New PubCo immediately following the Effective Time; and (iii) the separate existence of Merger Sub LLC will cease. The OpCo Units issued and outstanding and held by PubCo as of immediately prior to the Effective Time will remain issued and outstanding and otherwise be unaffected by the OpCo Merger such that, immediately following the Effective Time, the Surviving Corporation and New PubCo will collectively hold all of the OpCo Units then issued and outstanding.

(c)    In connection with the OpCo Merger, effective as of the Effective Time, (i) the Existing OpCo LLC Agreement will be amended and restated in substantially the form attached hereto as Exhibit G in order to, among other things, reflect the receipt by New PubCo of OpCo Units in the OpCo Merger and the admission of New PubCo as a member of OpCo and to provide for the governance of OpCo following the Reorganization.

(d)    This Section 2.2, together with any related definitions and other provisions of this Agreement, constitutes an agreement and plan of merger for purposes of the OpCo Merger Certificate and Law.

ARTICLE III

ACTIONS TO BE TAKEN IN CONNECTION WITH THE REORGANIZATION

Section 3.1.    Assumption of PubCo LTIP and Awards. At the Effective Time, PubCo will assign to New PubCo, and New PubCo will assume (a) the Atlas Energy Solutions, Inc. Long Term Incentive Plan (the “PubCo LTIP”); (b) all awards of restricted stock units and performance share units, in each case, whether or not vested (collectively, “PubCo LTIP Awards”), that are then outstanding under the PubCo LTIP; (c) each (i) restricted stock unit grant notice and restricted stock unit agreement and (ii) performance share unit grant agreement, in each case, evidencing then-outstanding PubCo LTIP Awards under the PubCo LTIP; and (d) the then remaining unallocated reserve of Existing Class A Shares issuable under the PubCo LTIP. As of the Effective Time, the reserve of Existing Class A Shares under the PubCo LTIP, whether allocated to outstanding PubCo LTIP Awards or unallocated at that time, will be converted on a one-for-one basis into a reserve of shares of New PubCo Common Stock, and New PubCo shall reserve such number of shares of New PubCo Common Stock, and each PubCo LTIP Award assumed by New PubCo will continue to have, and be subject to, the same terms and conditions as set forth in the PubCo LTIP and the agreement(s) evidencing each such award as in effect immediately prior to the Effective Time (including, without limitation, the vesting schedule and applicable issuance dates (without acceleration thereof by virtue of the Reorganization and the other Transactions), the expiration date and other applicable termination provisions and the tax withholding procedures), except that (x) each PubCo LTIP Award will be denominated with reference to that number of shares of New PubCo Common Stock equal to the number of Existing Class A Shares that were subject to such PubCo LTIP Award immediately prior to the Effective Time, (y) dividend equivalents shall accrue with respect to the PubCo LTIP Awards in connection with New PubCo’s declaration and payment of a dividend in respect of its outstanding shares of New PubCo Common Stock instead of with respect to PubCo’s declaration and payment of a dividend in respect of its outstanding Existing Class A Shares (and, for the avoidance of doubt, dividend equivalents that

6

have accrued prior to the Effective Time, if any, shall not be affected), and (z) in the case of PubCo LTIP Awards that are performance share units, with respect to the portion of the applicable performance period following the Effective Time, the return on capital employed metric shall be in reference to New PubCo’s income from operations and capital employed instead of PubCo’s income from operations and capital employed and the relative total shareholder return metric shall be in reference to New PubCo Common Stock instead of Existing Class A Shares (and, for the avoidance of doubt, the other terms and conditions with respect to the applicable performance metrics and the determination of achievement thereof shall not be affected, including the applicable performance period and that the performance during the portion of the applicable performance period prior to the Effective Time shall be taken into account in such determination). Effective as of the Effective Time, New PubCo will become the successor issuer of securities under the PubCo LTIP and will, as soon as practicable following the Effective Time, file a post-effective amendment to the existing registration statement on Form S-8 covering the PubCo LTIP, pursuant to which New PubCo as successor to PubCo will expressly adopt such registration statement on Form S-8 as its own in accordance with Rule 414 issued under the Securities Act.

Section 3.2.    Other Compensation Arrangements. As of the Effective Time, PubCo shall assign to New PubCo, and New PubCo shall assume, the Atlas Energy Solutions Inc. Management Change in Control Severance Plan and each participation agreement that is then outstanding under such plan, if any, upon the same terms and conditions as set forth in such plan and agreements (if applicable) as in effect immediately prior to the Effective Time. Each of the PubCo Board and the Board of Directors of New PubCo (the “New PubCo Board”) shall take such action as necessary such that, as of the Effective Time, the terms and conditions of compensation for members of the PubCo Board for their services on the PubCo Board (and any applicable committee(s) thereof), previously approved by the PubCo Board and as in effect immediately prior to the Effective Time, shall no longer apply to such members for such services and shall instead apply to members of the New PubCo Board for their services on the New PubCo Board (and any applicable committee(s) thereof), and such terms and conditions shall otherwise remain unaffected, except that any portion of such compensation that is to be granted in the form of equity-based awards shall be granted in awards denominated with reference to shares of New PubCo Common Stock instead of Existing Class A Shares (and, for the avoidance of doubt, any awards that have previously been granted and are then outstanding shall be treated as described in Section 3.1).

Section 3.3.    Registration Statement; Information Statement/Prospectus. As soon as reasonably practicable following the Execution Date, PubCo and New PubCo shall cooperate in preparing and PubCo shall cause New PubCo to file with the SEC a registration statement on Form S-4 in connection with the registration under the Securities Act of the Merger Shares issuable by New PubCo in the Mergers (together with any amendments thereof or supplements thereto, the “Registration Statement”), and containing an information statement and prospectus relating to the Mergers (the “Information Statement/Prospectus”). Each of New PubCo and PubCo shall use its reasonable best efforts to cause the Registration Statement and the Information Statement/Prospectus to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff. Each of New PubCo and PubCo shall use its reasonable best efforts to cause the Registration Statement to become effective under the Securities Act as soon after such filing as practicable and New PubCo shall use its reasonable best efforts to keep the Registration Statement effective as long as is necessary to consummate the Mergers. As promptly as reasonably practicable following the clearance of the Information

7

Statement/Prospectus by the SEC and the effectiveness of the Registration Statement and the receipt by PubCo of the Stockholder Written Consent, each of New PubCo and PubCo will cause the Information Statement/Prospectus to be filed in definitive form with the SEC and PubCo will mail or cause to be mailed, or otherwise make available in accordance with the Securities Act and the Exchange Act, the Information Statement/Prospectus to its stockholders. New PubCo shall take all actions reasonably required under any applicable federal securities laws or state blue sky laws in connection with the issuance of the Merger Shares in the Mergers. Each of New PubCo and PubCo shall use reasonable best efforts to cause all documents that it is responsible for filing with the SEC in connection with the Mergers to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

Section 3.4.    Section 16 Matters. Prior to the Effective Time, New PubCo and PubCo shall take all such steps as may be required to cause any dispositions of shares of Existing PubCo Common Stock (including derivative securities) or acquisitions of New PubCo Common Stock (including derivative securities) in connection with the Reorganization by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to PubCo, or will become subject to such reporting requirements with respect to New PubCo, to be exempt under Rule 16b-3 under the Exchange Act.

Section 3.5.    NYSE Listing. Each of PubCo and New PubCo agree to use its reasonable best efforts to obtain, prior to the Effective Time, confirmation of listing on the NYSE of the New PubCo Common Stock issuable pursuant to the Reorganization.

Section 3.6.    Treatment of Certain Material Agreements.

(a)    PubCo, New PubCo and Holdings each hereby agree to cause that certain Stockholders’ Agreement, dated as of March 8, 2023 (the “Existing Stockholders Agreement”), by and between PubCo, Holdings and the other Principal Stockholders, to be amended and restated at the Effective Time in substantially the same form as the Existing Stockholders Agreement (the Existing Stockholders Agreement, as so amended and restated, the “A&R Stockholders Agreement”), except for such amendments as are necessary to cause (i) the existing rights and obligations of PubCo under the Existing Stockholders Agreement to become substantively equivalent rights and obligations of New PubCo under the A&R Stockholders Agreement and (ii) the existing rights and obligations of the Principal Stockholders under the Existing Stockholders Agreement with respect to the PubCo Board, the Existing PubCo Common Stock or otherwise relating to PubCo to become substantively equivalent rights and obligations under the A&R Stockholders Agreement with respect to the New PubCo Board and the New PubCo Common Stock or to otherwise relate to New PubCo. New PubCo and Holdings each hereby agrees to become a party to the A&R Stockholders Agreement and to assume and agree to perform all of its obligations thereunder.

(b)    PubCo and New PubCo hereby agree to cause that certain Registration Rights Agreement, dated as of March 8, 2023 (the “Existing Registration Rights Agreement”), by and among PubCo and certain of the Legacy Owners, to be amended and restated at the Effective Time in substantially the same form as the Existing Registration Rights Agreement (the Existing Registration Rights Agreement, as so amended and restated, the “A&R Registration Rights Agreement”), except for such amendments as are necessary to cause (i) the existing rights and

8

obligations of PubCo under the Existing Registration Rights Agreement with respect to the Existing PubCo Common Stock to become substantively equivalent rights and obligations of New PubCo under the A&R Registration Rights Agreement with respect to the New PubCo Common Stock and (ii) the existing rights and obligations of such Legacy Owners under the Existing Registration Rights Agreement with respect to their shares of Existing PubCo Common Stock to become the substantively equivalent rights and obligations under the A&R Registration Rights Agreement with respect to the shares of New PubCo Common Stock received by such Legacy Owners in connection with the Reorganization. New PubCo hereby agrees to become a party to the A&R Registration Rights Agreement and to assume and agree to perform all of its obligations thereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants, solely with respect to itself, to the other Parties as follows:

Section 4.1.    Organization. Such Party is a corporation, limited partnership or limited liability company, as applicable, duly organized, validly existing and in good standing (where such concept exists) under the Laws of the jurisdiction of its organization, and has all requisite corporate, partnership or limited liability company, as applicable, power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to have such power, authority and governmental approvals would not have, individually or in the aggregate, a material adverse effect on such Party or on the consummation of the Reorganization and other Transactions.

Section 4.2.    Authority; Enforceability. Such Party has the requisite corporate, limited partnership, limited liability company or other power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance by such Party of this Agreement and the consummation of the Transactions have been duly authorized by its board of directors (or committee thereof) or other governing body, as applicable, and no other action is necessary to authorize the execution and delivery by it of this Agreement or the performance of its obligations hereunder. This Agreement has been duly executed and delivered by such Party, and, assuming due and valid authorization, execution and delivery hereof by the other Parties hereto, this Agreement is a valid and binding obligation, enforceable against it in accordance with its terms.

Section 4.3.    Consents and Approvals; No Violations. None of the execution, delivery or performance of this Agreement by such Party, or compliance by it with any of the provisions hereof, do, nor will, (a) subject to obtaining the Required Stockholder Vote and the filing of the Certificates of Merger required by the DGCL and the DLLCA, as applicable, conflict with or result in any breach of any provision of the certificate of incorporation and bylaws, partnership agreement, limited liability company agreement or similar organizational documents of such Party, as applicable; (b) require any filing with, or permit, authorization, consent or approval of, any Governmental Authority, except for (i) the filing of the Certificate of Mergers with the Secretary of State of the State of Delaware pursuant to the DGCL and DLLCA, as applicable, (ii) the filing with the SEC of the Registration Statement and the Information Statement/Prospectus, (iii) filings

9

with the NYSE and (iv) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities Laws; or (c) violate any Law applicable to such Party or any of its properties or assets, excluding from the foregoing clauses (b) and (c) such filings, permits, authorizations, consents, violations, breaches, defaults, rights, obligations or encumbrances that (x) have been obtained or made or will be obtained or made at the time so required or (y) if not given or obtained, would not, individually or in the aggregate, have a material adverse effect on such Party or prevent the consummation of the Reorganization.

Section 4.4.    Ownership of Interests. Each Party contributing, issuing, delivering or exchanging interests pursuant to this Agreement, owns all such interests free and clear of all liens, encumbrances, security interest, equities, charges or claims, other than as disclosed in the Registration Statement or the Information Statement/Prospectus. There are no preferential rights to purchase, rights of first refusal or similar rights that are applicable to the contribution, issuance, delivery or exchange of such interests in connection with the Transactions that have not been waived by the Person holding such rights.

Section 4.5.    Bankruptcy. There are no bankruptcy, reorganization, receivership or other insolvency type proceedings pending, being contemplated by or, to such Party’s knowledge, threatened against such Party.

Section 4.6.    Litigation. No suit, action or litigation by any Person by or before any tribunal or Governmental Authority is pending or, to such Party’s knowledge, threatened against such Party or its affiliates that would, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of such Party to perform its obligations hereunder or consummate the Transactions.

Section 4.7.    Independent Investigation. Each Party has reviewed with, or has had opportunity to consult with, their own independent legal and tax advisors regarding the Transactions, including the U.S. federal, state, local, foreign and other tax consequences of the Transactions.

ARTICLE V

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

Section 5.1.    Conditions Precedent. The obligations of the Parties to consummate the Reorganization and the other Transactions pursuant to this Agreement will be subject to the satisfaction or waiver by PubCo of each of the conditions set forth below in this Section 5.1.

(a)    The representations and warranties of the Parties contained in ARTICLE IV, shall be true and correct on and as of immediately prior to the Effective Time, except as would not reasonably be expected to prevent or materially delay the consummation of the Reorganization.

(b)    The Registration Statement will have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued by the SEC and no proceeding for that purpose will have been initiated or, to the knowledge of New PubCo or PubCo, threatened by the SEC and not concluded or withdrawn. No similar proceeding with respect to the Information Statement/Prospectus will have been initiated or, to the knowledge of New PubCo or PubCo, threatened by the SEC and not concluded or withdrawn.

10

(c)    PubCo shall have received a legal opinion of Vinson & Elkins L.L.P. in form and substance reasonably satisfactory to it and the Special Committee indicating the Pubco Merger will qualify as either (i) a “reorganization” within the meaning of Section 368(a) of the Code and/or (ii) together with the Opco Merger, as part of integrated transactions constituting a related transfer governed by Section 351(a) of the Code.

(d)    All material approvals, licenses and certifications from, and notifications and filings to, Governmental Authorities and non-governmental third parties required in order to consummate the Reorganization shall have been obtained or made, as applicable.

(e)    The Stockholder Written Consent shall have been received by PubCo and be in full force and effect.

(f)    At least 20 calendar days will have elapsed since PubCo mailed to the stockholders of PubCo the Information Statement/Prospectus, as contemplated by Regulation 14C under the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

(g)    The New PubCo Common Stock to be issued pursuant to Reorganization will have been approved for listing by the NYSE.

(h)    No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect will have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Reorganization or any of the other Transactions.

ARTICLE VI

MISCELLANEOUS

Section 6.1.    Consents; Deemed Amendment to Agreements. To the extent required under Law or the governing documents of any of the Parties or any documents to which they are party, each Party hereby acknowledges that this Agreement constitutes the written consent of such Party to each of the agreements and transactions described herein, including in its capacity as a member, stockholder, manager or director of any other Party.

Section 6.2.    Deed; Bill of Sale; Assignment. To the extent required and permitted by Law, this Agreement will also constitute a “deed,” “bill of sale,” “stock power” or “assignment” of the assets, shares and membership and other interests referenced herein, as well as an amendment of the relevant agreements, without the need for any further assignment or transfer document.

11

Section 6.3.    Tax Matters.

(a)    This Agreement is hereby adopted as and will constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a) with respect to the PubCo Merger.

(b)    The Parties intend for the Mergers to qualify for the Intended Tax Treatment. Each Party will report and file all applicable U.S. federal and applicable state income tax returns consistent with the Intended Tax Treatment (including by attaching the statement described in Treasury Regulations Sections 1.368-3(a) and/or 1.351-3, as applicable, on or with its tax return for the taxable year that includes the date upon which the Mergers are effected), except as otherwise required pursuant to a change in Law after Execution Date or a “determination” within the meaning of Section 1313(a) of the Code or any corresponding or similar provision of Law.

(c)    Each Party will use its respective reasonable best efforts to cause the Mergers to qualify for the Intended Tax Treatment, and no Party shall (or shall permit any of its affiliates to) take or cause to be taken any action that is not specifically contemplated by this Agreement which action, to its knowledge, would reasonably be expected to prevent or impede the Mergers from qualifying for the Intended Tax Treatment.

(d)    Each Party acknowledges and agrees that no other Party is making any representation or warranty as to the U.S. federal, state, local, foreign or other tax consequences to any Party hereto as a result of the Reorganization. Each of the Parties has reviewed with its own tax advisor the U.S. federal, state and local tax consequences of the Reorganization. Each Party understands that, notwithstanding any other provision of this Agreement to the contrary, it will be responsible for its own tax liability, if any, that may arise as a result of the Reorganization.

Section 6.4.    Further Assurances. Each of the Parties hereby agrees to execute, acknowledge and deliver all such additional assignments, stock or unit powers, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with Law, as may be necessary or appropriate (a) to more fully assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) to more fully and effectively vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests and shares contributed and assigned by this Agreement or intended to be so and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

Section 6.5.    Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after any execution and delivery of the Stockholder Written Consent): (a) by action of the PubCo Board, with the concurrence of the Special Committee if it determines that, for any reason, the completion of the Transactions would be inadvisable or not in the best interest of PubCo or its stockholders; (b) by mutual written agreement of PubCo and New PubCo; and (c) shall automatically terminate and be of no further force or effect if the Reorganization has not been completed by the first anniversary of the Execution Date.

12

Section 6.6.    Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual written consent of the Parties. Notwithstanding anything herein to the contrary, if any amendment, based solely on a reading of the explicit terms thereof, would alter or change the Transactions in a manner that is material and adverse to PubCo or its stockholders, then such amendment shall also require the written consent of the PubCo Board, with the concurrence of the Special Committee.

Section 6.7.    Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be personally delivered, sent by nationally recognized overnight courier, mailed by registered or certified mail or be sent by facsimile or electronic mail to such Party at 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730 (or such other address as shall be specified by like notice).

Section 6.8.    Successors and Assigns; No Third Party Rights. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other Person, and no Person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement. In the event that Holdings at any time distributes or otherwise transfers any of its shares of Existing PubCo Common Stock to any Person during the period beginning on the Execution Date and ending immediately prior the Effective Time, such Person shall acquire such shares subject to this Agreement and shall agree in writing to be bound by all of the terms of this Agreement applicable to Holdings as if such Person were originally party to this Agreement in such capacity; provided, that, notwithstanding any failure by such Person to so agree in writing, such shares of Existing PubCo Common Stock shall be held subject to all of the terms of this Agreement and, by acquiring and holding such shares, such Person shall be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement applicable to Holdings as if such Person were originally party to this Agreement in such capacity.

Section 6.9.    Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the Laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity will not invalidate the entire Agreement. Instead, this Agreement will be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment will be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 6.10.    Waivers. Any waiver of any term or condition of this Agreement will be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement will not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 6.11.    Waiver of Appraisal Rights. Holdings hereby knowingly, voluntarily, intentionally and irrevocably waives, and agrees not to exercise or assert, any dissenters’ or appraisal rights under Section 262 of the DGCL (and any other similar statute) with respect to any shares of Existing PubCo Common Stock in connection with the Transactions, including the Mergers.

13

Section 6.12.    Entire Agreement; Survival. This Agreement, together with the agreements and other documents referenced herein, constitutes the entire agreement among the Parties pertaining to the Transactions and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto. The provisions of this Agreement (including the representations and warranties hereunder) shall survive the Reorganization, and shall continue indefinitely.

Section 6.13.    Governing Law. This Agreement will be governed by, and construed in accordance with, the Laws of the State of Delaware.

Section 6.14.    Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

[Signature Page Follows]

14

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

ATLAS ENERGY SOLUTIONS INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS SAND OPERATING, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

NEW ATLAS HOLDCO INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

AESI MERGER SUB INC.

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS OPERATING MERGER SUB, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

ATLAS SAND HOLDINGS, LLC

By:	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

[SIGNATURE PAGE TO MASTER REORGANIZATION AGREEMENT]

EXHIBIT A

Form of Certificate of Merger

(PubCo Merger)

[see attached]

CERTIFICATE OF MERGER

merging

AESI MERGER SUB INC.

(a Delaware corporation)

with and into

ATLAS SAND ENERGY SOLUTIONS INC.

(a Delaware corporation)

[●], 2023

Pursuant to the provisions of Title 8, Section 251(c) of the Delaware General Corporation Law (the “DGCL”), the undersigned corporation hereby submits this Certificate of Merger for filing and certifies as follows:

1.    The name and state of incorporation of each of the constituent corporations (the “Constituent Corporations”) that are to merge are as follows:

Name	State of Incorporation
AESI Merger Sub Inc.	Delaware
Atlas Sand Energy Solutions Inc.	Delaware

2.    An Agreement and Plan of Merger (the “Agreement and Plan of Merger”), providing for the merger of AESI Merger Sub Inc. with and into Atlas Sand Energy Solutions Inc. (the “Company”), with the Company to continue in existence following such merger as the sole surviving corporation (the “Surviving Corporation”), has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 251 of the DGCL.

3.    The name of the Surviving Corporation shall be amended in the merger to be “AESI Holdings Inc.”

4.    Upon the effectiveness of the Merger in accordance with Sections 251(c) and 103 of the DGCL at the Effective Time (as defined below), the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time shall be amended as set forth on Exhibit A attached hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation at the Effective Time and until such time as it may be further amended thereafter in accordance with its terms and the DGCL.

5.    The merger shall become effective at [●], Central Standard Time, on [●], 2023 (the “Effective Time”).

6.    The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Corporation at the following address: 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730.

7.    A copy of the Agreement and Plan of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any of the Constituent Corporations.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed on its behalf as of the date first written above.

ATLAS SAND ENERGY SOLUTIONS INC.

By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF MERGER

Exhibit A

[See attached.]

EXHIBIT B

Form of Second A&R Certificate of Incorporation of PubCo

[see attached]

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AESI HOLDINGS INC.

[●], 2023

AESI Holdings Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), hereby certifies as follows:

1.    The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on February 3, 2022.

2.    The Amended and Restated Certificate of Incorporation (the “Prior Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on March 8, 2023.

3.    This Second Amended and Restated Certificate of Incorporation, which restates and amends the Prior Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to this “Amended and Restated Certificate of Incorporation” herein refer to the Second Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time.

4.    This Amended and Restated Certificate of Incorporation will become effective upon its filing with the Secretary of State of the State of Delaware. The Prior Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I

NAME

SECTION 1.1. Name. The name of the corporation is AESI Holdings Inc.

ARTICLE II

REGISTERED AGENT

SECTION 2.1. Registered Agent. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

SECTION 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”). The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

ARTICLE IV

CAPITALIZATION

SECTION 4.1. Capitalization. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.01 per share.

ARTICLE V

BOARD OF DIRECTORS

SECTION 5.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board.

SECTION 5.2. Number. The number of directors of the Corporation shall be as specified, or determined in the manner provided, in the bylaws of the Corporation. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, each director of the Corporation shall be entitled to one vote on all matters voted or acted upon by the Board.

ARTICLE VI

BYLAWS

SECTION 6.1. Bylaws. In furtherance of, and not in limitation of, the powers conferred by the General Corporation Law of the State of Delaware, the Board is expressly authorized and empowered to adopt, amend or repeal the bylaws of the Corporation or adopt new bylaws without any action on part of the stockholders; provided that any bylaw adopted or amended by the Board, and any powers thereby conferred, may be amended, altered or repealed by the stockholders.

ARTICLE VII

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

SECTION 7.1. Limitation of Director and Officer Liability. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists or may hereafter be amended. Any amendment, repeal or modification of this Article VII that purports to limit the liability of a director or officer shall be prospective only and shall not affect any limitation of liability of a director or officer, as applicable, for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE VIII

AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 8.1. Amendments. The Corporation reserves the right at any time, and from time to time, to amend, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon directors, stockholders or any other persons by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VIII.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of [●], 2023.

AESI HOLDINGS INC.

By:
Name:
Title:

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

AESI HOLDINGS INC.

EXHIBIT C

Form of Second A&R Bylaws of PubCo

[see attached]

SECOND AMENDED AND RESTATED

BYLAWS

OF

AESI HOLDINGS INC.

A Delaware Corporation

Date of Adoption:

[●], 2023

SECOND AMENDED AND RESTATED

BYLAWS

OF

AESI HOLDINGS INC.

ARTICLE I

OFFICES

Section 1.    Registered Office. The registered office of AESI Holdings Inc. (the “Corporation”) required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware, shall be the registered office named in the Second Amended and Restated Certificate of Incorporation of the Corporation (as the same may be further amended and restated from time to time, the “Certificate of Incorporation”), or such other office as may be designated from time to time by the Board of Directors of the Corporation (the “Board of Directors”) in the manner provided by law. Should the Corporation maintain a principal office within the State of Delaware, such registered office need not be identical to such principal office of the Corporation.

Section 2.    Other Offices. The Corporation may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS

Section 1.    Place of Meetings. All meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of Delaware as shall be specified or fixed in the notices or waivers of notice thereof.

Section 2.    Quorum; Adjournment of Meetings. Unless otherwise required by law or provided in the Certificate of Incorporation or these bylaws, the holders of shares of stock with a majority of the voting power entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of stockholders for the transaction of business. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of the Corporation’s stock belonging to the Corporation or to another corporation, if such shares of stock representing a majority of the voting power entitled to vote in the election of directors of such other corporation are held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Notwithstanding the other provisions of the Certificate of Incorporation or these bylaws, the chairman of the meeting or the holders of shares of stock with a majority of the voting power present in person or represented by proxy at any meeting of stockholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting; provided, however, if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. At any such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.    Annual Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix and set forth in the notice of the meeting.

1

Section 4.    Special Meetings. Unless otherwise provided in the Certificate of Incorporation, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board (if any), by the Chief Executive Officer or by a majority of the Board of Directors, or by a majority of the executive committee (if any), and shall be called by the Chairman of the Board (if any), by the Chief Executive Officer or the Secretary upon the written request therefor, stating the purpose or purposes of the meeting, delivered to such officer, signed by the holder(s) of at least 25% of the issued and outstanding stock entitled to vote at such meeting.

Section 5.    Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders, which date shall not be more than 60 days nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action.

If the Board of Directors does not fix a record date for any meeting of the stockholders, the record date for determining stockholders entitled to notice of or to vote at such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if in accordance with Section 3 of Article VIII of these bylaws, notice is waived, at the close of business on the day next preceding the day on which the meeting is held. If, in accordance with Section 12 of this Article II, corporate action without a meeting of stockholders is to be taken, the record date for determining stockholders entitled to express consent to such corporate action in writing, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.    Notice of Meetings. Written notice of the place, date and hour of all meetings, and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or at the direction of the Chairman of the Board (if any) or the Chief Executive Officer, the Secretary or the other person(s) calling the meeting to each stockholder entitled to vote thereat and shall be delivered not less than 10 nor more than 60 days before the date of the meeting, personally, by electronic transmission or by mail. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. The Corporation may provide stockholders with notice of a meeting by electronic transmission provided such stockholders have consented to receiving electronic notice.

Section 7.    Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the Corporation. The stock list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 8.    Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

2

No proxy shall be valid after three years from its date, unless the proxy provides for a longer period. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he or she is of the proxies representing such shares.

Section 9.    Voting; Elections; Inspectors. Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for the meeting. Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaw (or comparable instrument) of such corporation may prescribe, or in the absence of such provision, as the Board of Directors (or comparable body) of such corporation may determine. Shares registered in the name of a deceased person may be voted by his or her executor or administrator, either in person or by proxy.

All elections for directors shall be by written ballot unless otherwise provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation or these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares of stock entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present. All other elections and questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the Corporation which are present in person or by proxy and entitled to vote thereon. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting.

At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. Such inspector shall ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 10.    Conduct of Meetings. The meetings of the stockholders shall be presided over by the Chairman of the Board (if any), or if he or she is not present, by the Chief Executive Officer, or if neither the Chairman of the Board (if any), nor Chief Executive Officer is present, by a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting of stockholders shall otherwise determine, the order of business shall be as follows:

3

(a)	Calling of meeting to order.

(b)	Election of a chairman and the appointment of a secretary if necessary.

(c)	Presentation of proof of the due calling of the meeting.

(d)	Presentation and examination of proxies and determination of a quorum.

(e)	Reading and settlement of the minutes of the previous meeting.

(f)	Reports of officers and committees.

(g)	The election of directors if an annual meeting, or a meeting called for that purpose.

(h)	Unfinished business.

(i)	New business.

(j)	Adjournment.

Section 11.    Treasury Stock. The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it or any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation and such shares shall not be counted for quorum purposes.

Section 12.    Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action permitted or required by law, the Certificate of Incorporation or these bylaws to be taken at a meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given by the Secretary to those stockholders who have not consented in writing.

ARTICLE III

BOARD OF DIRECTORS

Section 1.    Power; Number; Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law or the Certificate of Incorporation, they may exercise all the powers of the Corporation.

The number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors, unless the Certificate of Incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the Certificate of Incorporation. Each director shall hold office for the term for which he or she is elected, and until his or her successor shall have been elected and qualified or until his or her earlier death, resignation or removal.

Unless otherwise provided in the Certificate of Incorporation, directors need not be stockholders or residents of the State of Delaware.

Section 2.    Quorum. Unless otherwise provided in the Certificate of Incorporation, a majority of the total number of directors shall constitute a quorum for the transaction of business of the Board of Directors and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

4

Section 3.    Place of Meetings; Order of Business. The directors may hold their meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine by resolution. At all meetings of the Board of Directors, business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his or her absence by the Chief Executive Officer, or by resolution of the Board of Directors.

Section 4.    First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of the stockholders. Notice of such meeting shall not be required.

Section 5.    Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

Section 6.    Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the Chief Executive Officer or, on the written request of any two directors, by the Secretary, in each case on at least 24 hours’ personal or written notice or on at least 24 hours’ notice by electronic transmission to each director. Such notice, or any waiver thereof pursuant to Section 3 of Article VIII hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for in the Certificate of Incorporation or these bylaws.

Section 7.    Removal. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided that, unless the Certificate of Incorporation otherwise provides, if the Board of Directors is classified, then the stockholders may effect such removal only for cause; and provided further that, if the Certificate of Incorporation expressly grants to stockholders the right to cumulate votes for the election of directors and if less than the entire Board of Directors is to be removed, no director may be removed without cause if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which such director is a part.

Section 8.    Vacancies; Increases in the Number of Directors. Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or a sole remaining director; and any director so chosen shall hold office until the next annual election and until his or her successor shall be duly elected and shall qualify, unless sooner displaced.

If the directors of the Corporation are divided into classes, any directors elected to fill vacancies or newly created directorships shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be duly elected and shall qualify.

Section 9.    Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

Section 10.    Action Without a Meeting; Telephone Conference Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board of Directors, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation, subject to the requirement for notice of meetings, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in a meeting of such Board of Directors or committee, as the case may be, by means of a conference

5

telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11.    Approval or Ratification of Acts or Contracts by Stockholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the stockholders, or at any special meeting of the stockholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the holders of shares of stock representing a majority of the voting power entitled to vote and present in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the stockholders as if it has been approved or ratified by every stockholder of the Corporation. In addition, any such act or contract may be approved or ratified by the written consent of the holders of shares of stock representing a majority of the voting power entitled to vote and such consent shall be as valid and as binding upon the Corporation and upon all the stockholders as if it had been approved or ratified by every stockholder of the Corporation.

ARTICLE IV

COMMITTEES

Section 1.    Designation; Powers. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, including, if they shall so determine, an executive committee, each such committee to consist of one or more of the directors of the Corporation. Any such designated committee shall have and may exercise such of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except that no such committee shall have the power or authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders an agreement of merger, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution of the Corporation or amending, altering or repealing the bylaws or adopting new bylaws for the Corporation and, unless such resolution or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Any such designated committee may authorize the seal of the Corporation to be affixed to all papers which may require it. In addition to the above, such committee or committees shall have such other powers and limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.    Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article IV shall choose its own chairman, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or resolution of the Board of Directors. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

Section 3.    Substitution of Members. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

Section 1.    Number, Titles and Term of Office. The officers of the Corporation shall be a Chief Executive Officer and a Secretary and, if the Board of Directors so elects, a Chairman of the Board, a President, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Chief Financial Officer, one or more Assistant Chief Financial Officers, one or more Assistant Secretaries

6

and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his or her successor shall be duly elected and shall qualify or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person, unless the Certificate of Incorporation provides otherwise. Except for the Chairman of the Board, if any, no officer need be a director.

Section 2.    Salaries. The salaries or other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

Section 3.    Removal. Any officer or agent elected or appointed by the Board of Directors may be removed, either with or without cause, by the vote of a majority of the whole Board of Directors at a special meeting called for the purpose, or at any regular meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 4.    Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 5.    Powers and Duties of the Chief Executive Officer. The President, if any, shall be the Chief Executive Officer of the Corporation unless the Board of Directors designates the Chairman of the Board or any other officer as Chief Executive Officer. Subject to the control of the Board of Directors and the executive committee (if any), the Chief Executive Officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he or she may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 6.    Powers and Duties of the Chairman of the Board. If elected, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

Section 7.    President. Unless the Board of Directors otherwise determines, the President, if any, shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he or she shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the stockholders and (should he or she be a director) of the Board of Directors; and he or she shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him or her by the Board of Directors.

Section 8.    Vice Presidents. In the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, a Vice President designated by the Board of Directors shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. In the absence of a designation by the Board of Directors of a Vice President to perform the duties of the Chief Executive Officer, or in the event of his or her absence or inability or refusal to act, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation shall so act. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 9.    Chief Financial Officer. The Chief Financial Officer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors. He or she shall perform all acts incident to the position of Chief Financial Officer, subject to the control of the Chief Executive Officer and the Board of Directors; and he or she shall, if required by the Board of Directors, give such bond for the faithful discharge of his or her duties in such form as the Board of Directors may require.

7

Section 10.    Assistant Chief Financial Officers. Each Assistant Chief Financial Officer, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Chief Financial Officers shall exercise the powers of the Chief Financial Officer during that officer’s absence or inability or refusal to act.

Section 11.    Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, committees of directors and the stockholders, in books provided for that purpose; he or she shall attend to the giving and serving of all notices; he or she may in the name of the Corporation affix the seal of the Corporation to all contracts of the Corporation and attest the affixation of the seal of the Corporation thereto; he or she may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection of any director upon application at the office of the Corporation during business hours; he or she shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Board of Directors or the Chief Executive Officer; and he or she shall in general perform all acts incident to the office of Secretary, subject to the control of the Chief Executive Officer and the Board of Directors.

Section 12.    Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his or her office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Assistant Secretaries shall exercise the powers of the Secretary during that officer’s absence or inability or refusal to act.

Section 13.    Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation in which the Corporation may hold securities and to otherwise exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.    Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving or having agreed to serve as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof), other than a proceeding (or part thereof) brought under Section 3 of this Article VI, initiated by such person or his or her heirs, executors and administrators only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a current, former or proposed director or officer in his or her capacity as a director or officer

8

or proposed director or officer (and not in any other capacity in which service was or is or has been agreed to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnified person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Section or otherwise.

Section 2.    Indemnification of Employees and Agents. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation, individually or as a group, with the same scope and effect as the indemnification of directors and officers provided for in this Article VI.

Section 3.    Right of Claimant to Bring Suit. If a written claim received by the Corporation from or on behalf of an indemnified party under this Article VI is not paid in full by the Corporation within 90 days after such receipt, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4.    Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), provision of the Certificate of Incorporation of the Corporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.    Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.    Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director and officer of the Corporation, as to costs, charges and expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative, or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any covered person indemnified under this Article VI in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 7.    Definitions. For purposes of this Article VI, reference to the “Corporation” shall include, in addition to the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger prior to (or, in the case of an entity specifically designated in a resolution of the Board of Directors, after) the adoption hereof and which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

9

ARTICLE VII

CAPITAL STOCK

Section 1.    Certificates of Stock. Except as provided in this Section 1 of Article VII, the certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Certificate of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), Chief Executive Officer or a Vice President shall cause to be issued to each stockholder one or more certificates, under the seal of the Corporation or a facsimile thereof if the Board of Directors shall have provided for such seal, and signed by the Chairman of the Board (if any), the Chief Executive Officer or any Vice President, Secretary, Assistant Secretary, Chief Financial Officer or Assistant Chief Financial Officer certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such stockholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. The Board of Directors may deem that any outstanding shares of the Corporation will be uncertificated and registered in such form on the stock books of the Corporation.

Section 2.    Transfer of Shares. Subject to the provisions of the Certificate of Incorporation and any other applicable agreements regarding the transfer of stock, the shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Subject to the provisions of the Certificate of Incorporation and any other applicable agreements regarding the transfer of stock, upon surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.    Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 4.    Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.    Lost or Destroyed Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in their discretion, require the owner of such certificate or his or her legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1.    Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

10

Section 2.    Corporate Seal. The Board of Directors may provide a suitable seal containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Chief Financial Officer or by any Assistant Secretary or Assistant Chief Financial Officer.

Section 3.    Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Certificate of Incorporation or under the provisions of these bylaws, said notice shall be deemed to be sufficient if given by electronic transmission or by deposit of the same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his or her post office address, as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

Whenever notice is required to be given by law, the Certificate of Incorporation or under any of the provisions of these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these bylaws.

Section 4.    Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing or by electronic transmission and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Chief Executive Officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

Section 5.    Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 6.    Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or reports made to the Corporation by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Corporation.

Section 7.    Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

ARTICLE IX

AMENDMENTS

Section 1.    Amendments. If provided in the Certificate of Incorporation of the Corporation, the Board of Directors shall have the power to adopt, amend and repeal from time to time bylaws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to amend or repeal such bylaws as adopted or amended by the Board of Directors.

11

EXHIBIT D

Form of A&R Certificate of Incorporate of New PubCo

[see attached]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ATLAS ENERGY SOLUTIONS INC.

Atlas Energy Solutions Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (as it currently exists or may hereafter be amended, the “DGCL”), hereby certifies as follows:

1.    The original Certificate of Incorporation of the Corporation (the “Original Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on June 28, 2023.

2.    This Amended and Restated Certificate of Incorporation, which restates, integrates and also further amends the Original Certificate of Incorporation, has been declared advisable by the board of directors of the Corporation (the “Board”), duly adopted by the stockholders of the Corporation and duly executed and acknowledged by an authorized officer of the Corporation in accordance with Sections 103, 228, 242 and 245 of the DGCL. References to this “Certificate of Incorporation” herein refer to this Amended and Restated Certificate of Incorporation, as amended, restated, supplemented and otherwise modified from time to time (including by any Preferred Stock Designation as defined in this Certificate of Incorporation).

3.    The Original Certificate of Incorporation is hereby amended, integrated and restated in its entirety to read as follows:

ARTICLE I

NAME

SECTION 1.1. Name. The name of the Corporation is Atlas Energy Solutions Inc.

ARTICLE II

REGISTERED AGENT

SECTION 2.1. Registered Agent. The address of its registered office in the State of Delaware is 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

SECTION 3.1. Purpose. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL, and the Corporation shall have the power to perform all lawful acts and activities.

ARTICLE IV

CAPITALIZATION

SECTION 4.1. Number of Shares.

(A)    The total number of shares of stock that the Corporation shall have the authority to issue is 2,000,000,000 shares of stock, classified as:

(i)    500,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”); and

(ii)    l,500,000,000 shares of common stock, par value $0.01 per share (“Common Stock”).

(B)    Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding or reserved for the exercise of outstanding options or warrants or conversion of any authorized and outstanding convertible securities) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of either Preferred Stock or Common Stock voting separately as a class shall be required therefor. For purposes of this Certificate of Incorporation, beneficial ownership of shares shall be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SECTION 4.2. Provisions Relating to Preferred Stock.

(A)    Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereafter prescribed (a “Preferred Stock Designation”).

(B)    Subject to any limitations prescribed by law and the rights of any series of the Preferred Stock then outstanding, if any, authority is hereby expressly granted to and vested in the Board to authorize the issuance of Preferred Stock from time to time in one or more series, and with respect to each series of Preferred Stock, to fix and state by the Preferred Stock Designation the designations and powers, preferences, privileges and rights, and qualifications, limitations and restrictions relating to each series of Preferred Stock, including, but not limited to, the following:

(i)    whether or not the series is to have voting rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate series either alone or together with the holders of one or more other classes or series of stock;

(ii)    the number of shares to constitute the series and the designation thereof;

(iii)    the preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any series;

(iv)    whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable or issuable in the form of cash, notes, securities or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v)    whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi)    the dividend rate, whether dividends are payable in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii)    the preferences, if any, and the amounts thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

(viii)    whether or not the shares of any series, at the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable or redeemable for, the shares of any other class or classes or of any other series of the same or any other class or classes or series of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange or redemption may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(ix)    such other powers, preferences, privileges and rights, protective provisions and qualifications, limitations and restrictions with respect to any series as may to the Board seem advisable.

(C)    The shares of each series of Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the Board may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of the Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

SECTION 4.3. Provisions Relating to Common Stock.

(A)    Except as may otherwise be provided in this Certificate of Incorporation, each share of Common Stock shall have identical rights and privileges in every respect. Common Stock shall be subject to the express terms of Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share on all matters to which stockholders are entitled to vote, the holders of shares of Common Stock shall have the exclusive right to vote for the election of directors and on all other matters upon which stockholders are entitled to vote, and the holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders, other than as provided in any Preferred Stock Designation. Each holder of Common Stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation (as in effect at the time in question) and applicable law on all matters put to a vote of the stockholders of the Corporation. Except as otherwise required in this Certificate of Incorporation (including any Preferred Stock Designation) or by applicable law, the holders of Common Stock shall vote together as a single class on all actions to be taken by the stockholders of the Corporation (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, the holders of Common Stock and the Preferred Stock shall vote together as a single class).

(B)    Notwithstanding the foregoing, except as otherwise required by applicable law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or pursuant to the DGCL.

(C)    Subject to the prior rights and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive ratably in proportion to the number of shares of Common Stock held by them such dividends (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board at any time and from time to time out of any funds of the Corporation legally available therefor.

(D)    In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, and subject to the right of participation, if any, of the holders of shares of Preferred Stock in any dividends, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them. A dissolution, liquidation or winding-up of the Corporation, as such terms are used in this paragraph (D), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

(E)    No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation.

SECTION 4.4. Restrictions on Transfer.

(A)    No holder of Common Stock that acquired its shares thereof in exchange for shares of Class A common stock, par value $0.01 per share, of the Corporation’s predecessor, AESI Holdings Inc. (formerly known as Atlas Energy Solutions Inc.) (the “Predecessor”), that such holder acquired prior to the consummation of the Predecessor’s initial public offering on March 13, 2023 (the “IPO,” and each such holder an “Initial Stockholder”) shall be permitted to, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of (collectively, a “Disposition”) any Common Stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, which includes engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of any Common Stock, held by such Initial Stockholder or acquired by such Initial Stockholder immediately after the consummation of the IPO, or that may be deemed to be beneficially owned by such Initial Stockholder (collectively, the “Lock-Up”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act for a period of 180 days following the consummation of the IPO (the “Lock-Up Period”), without the prior written consent of Goldman Sachs & Co. LLC, BofA Securities, Inc. and Piper Sandler & Co. (the “Representatives”). If an Initial Stockholder executes a separate agreement covering any Dispositions during the Lock-Up Period as may be reasonably requested by the Representatives that is necessary to give further effect hereto, in the event of any conflict or inconsistency between the terms of such separate agreement and this Section 4.4, the terms of such separate agreement shall control. Following the expiration of the Lock-Up Period, the Initial Stockholders may effect a Disposition of all or any portion of their Common Stock, subject to compliance with applicable securities laws, policies of the Corporation, this Certificate of Incorporation, the bylaws of the Corporation and any other requirements imposed by the Corporation or the transfer agent and registrar with respect to the Common Stock.

(B)    Notwithstanding Section 4.4(A), the Lock-Up shall not apply to (i) bona fide gifts, sales or other dispositions of shares of any class of the Corporation’s capital stock, in each case, that are made exclusively between and among an Initial Stockholder and members of the Initial Stockholder’s family, or Affiliates of the Initial Stockholder, including its partners (if a partnership) or members (if a limited liability company); provided that it shall be a condition to any transfer pursuant to this clause (i) that (A) the transferee/donee, through its subsequent ownership of such transferred shares of Common Stock, is bound by the restrictions set forth in Section 4.4(A) to the same extent as the transferor/donor, (B) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period, and (C) the Initial Stockholder notifies the Representatives at least two business days prior to the proposed transfer or disposition; (ii) any exercise of options or vesting or exercise of any other equity-based award, in each case, under the Corporation’s equity incentive plan or any other plan or agreement described in the prospectus included in the registration statement on Form S-1 filed in connection with the IPO, including any Common Stock withheld by the Corporation for the payment of taxes due upon such exercise or vesting; provided that (A) no filing or public announcement by any party under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such exercise or vesting and (B) any Common Stock received upon such exercise or vesting, following any applicable net settlement or net withholding, will also be subject to the Lock-Up; and (iii) the establishment of any contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1 (a “Rule 10b5-1 Plan”) under the Exchange Act; provided, however, that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Rule 10b5-1 Plan prior to the expiration of the Lock-Up Period.

(C)    Unless the written approval of the Representatives is obtained with respect to a Disposition prior the expiration of the Lock-Up Period, such purported Disposition shall not be effective to transfer record, beneficial, legal or any other ownership of such Common Stock, and the transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to the Common Stock purported to be purchased, acquired or transferred in the Disposition (including, without limitation, the right to vote or to receive dividends with respect thereto). Each such share of Common Stock subject to the Lock-Up Period shall bear the following legend (or any substantially similar legend):

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PERIOD AS SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ATLAS ENERGY SOLUTIONS INC.

ARTICLE V

DIRECTORS

SECTION 5.1. Term and Classes.

(A)    The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

(B)    The directors, other than those who may be elected by the holders of any series of Preferred Stock as specified in the related Preferred Stock Designation, shall be divided, with respect to the time for which they severally hold office, into three classes designated as “Class I Directors,” “Class II Directors” and “Class III Directors,” as nearly equal in number as is reasonably possible, with the initial term of office of the Class I Directors to expire at the first annual meeting of stockholders following the time at which the initial classification of the Board becomes effective, the initial term of office of the Class II Directors to expire at the second annual meeting of stockholders following the time at which the initial classification of the Board becomes effective, and the initial term of office of the Class III Directors to expire at the third annual meeting of stockholders following the time at which the initial classification of the Board becomes effective, with each director to hold office until such director’s successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal, and the Board shall be authorized to assign members of the Board, other than those directors who may be elected by the holders of any series of Preferred Stock, to such classes. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until their successor shall have been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

SECTION 5.2. Vacancies. Subject to applicable law, the rights of the holders of any series of Preferred Stock then outstanding and the terms of the Amended and Restated Stockholders’ Agreement among the Corporation and certain of its stockholders, dated as of [●], 2023 (as amended, restated, supplemented or otherwise modified from time to time, the “Stockholders’Agreement”), any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, resignation, retirement, disqualification or removal of any director or from any other cause shall, unless otherwise required by law, be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of such director’s predecessor, or if it is a newly created directorship, shall be included in the class as designated by the Board and shall hold office until the first meeting of stockholders held after their election for the purpose of electing directors of that class and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal from office. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

SECTION 5.3. Removal. Subject to the rights of the holders of shares of any series of Preferred Stock, if any, to elect additional directors pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) and subject to the terms of the Stockholders’ Agreement, (A) prior to the Trigger Date (as defined below), any director may be removed from office with or without cause, upon the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors and (B) from and after the Trigger Date (as defined below), any director may be removed only for cause, upon the affirmative vote of the holders of at least 66 2/3% of the voting power of the outstanding shares of stock of the Corporation entitled to vote generally for the election of directors.

SECTION 5.4. Additional Preferred Stock Directors. During any period when the holders of one or more series of Preferred Stock have the separate right to elect additional directors as provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (A) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (B) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to such additional director’s earlier death, resignation, disqualification or removal. Except as otherwise provided for or fixed pursuant to the provisions of this Certificate of Incorporation (including any Preferred Stock Designation), whenever the holders of one or more series of Preferred Stock having a separate right to elect additional directors cease to have or are otherwise divested of such right pursuant to said provisions, the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such additional director shall cease to be qualified as a director and shall cease to be a director) and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

SECTION 5.5. Number. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, and the terms of the Stockholders’ Agreement, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board. Unless and except to the extent that the bylaws of the Corporation so provide, the election of directors need not be by written ballot. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 5.6. Committees. The Board may designate and appoint from among its members one or more committees, which may have one or more members, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the Board, replace absent or disqualified members at any meeting of such committee. The stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the Board, nor to abrogate the power of the Board to establish any such committees or the power of any such committee to exercise the powers and authority of the Board.

ARTICLE VI

STOCKHOLDER ACTION

SECTION 6.1. Stockholder Consents.

(A)    Prior to the date on which the stockholders party to the Stockholders’ Agreement (collectively, the “Principal Stockholders”) and their respective Affiliates (as such term is defined in Section 10.2) no longer collectively beneficially own a majority of the outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken at any annual meeting or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and such consent or consents are delivered to the Corporation.

(B)    On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly held annual or special meeting of stockholders and may not be taken by any consent of such stockholders.

ARTICLE VII

SPECIAL MEETINGS

SECTION 7.1. Special Meetings. Special meetings of stockholders of the Corporation, and any proposals to be considered at such meetings, may be called and proposed only by the Executive Chairman, the Chief Executive Officer or, pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board, by the Board; provided, however, that prior to the Trigger Date, special meetings of the stockholders of the Corporation may also be called by the Secretary of the Corporation at the request of the holders of record of a majority of the outstanding shares of Common Stock. The Board shall fix the date, time and place, if any, of such special meeting. On and after the Trigger Date, subject to the rights of holders of any series of Preferred Stock, the stockholders of the Corporation shall not have the power to call or request a special meeting of stockholders of the Corporation. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

ARTICLE VIII

BYLAWS

SECTION 8.1. Bylaws. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to adopt, amend or repeal the bylaws of the Corporation. Any adoption, amendment or repeal of the bylaws of the Corporation by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the bylaws of the Corporation may be adopted, altered, amended or repealed by the stockholders of the Corporation only (A) prior to the Trigger Date, by the affirmative vote of holders of not less than a majority of the voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, and (B) on and after the Trigger Date, by the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. Notwithstanding the foregoing, nothing in the bylaws of the Corporation shall be deemed to limit the ability of the parties to the Stockholders’ Agreement to amend, alter or repeal any provision of the Stockholders’ Agreement pursuant to the terms thereof, provided that no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision of the Stockholders’ Agreement to which the bylaws of the Corporation are subject) shall amend the bylaws of the Corporation. The bylaws of the Corporation shall not contain any provision inconsistent with this Certificate of Incorporation. No bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

ARTICLE IX

LIMITATION OF DIRECTOR AND OFFICER LIABILITY

SECTION 9.1. Limitation of Director and Officer Liability. No director or officer of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists or may hereafter be amended. Any amendment, repeal or modification of this Article IX that purports to limit the liability of a director or officer shall be prospective only and shall not affect any limitation on liability of a director or officer, as applicable, for acts or omissions occurring prior to the date of such amendment, repeal or modification.

ARTICLE X

CORPORATE OPPORTUNITY

SECTION 10.1. Corporate Opportunity.

(A)    Designated Parties (defined below) may own substantial equity interests in other entities and may make investments and enter into advisory service agreements and other agreements from time to time. Certain Designated Parties may also serve as employees, partners, officers or directors of other companies and, at any given time, certain Designated Parties may be in direct or indirect competition with the Corporation and/or its subsidiaries. The Corporation renounces, to the maximum extent permitted by law and in accordance with Section 122(17) of the DGCL, all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to the Designated Parties. To the maximum extent permitted by law, no Designated Party shall have any obligation to refrain from: (i) engaging in or managing the same or similar activities or lines of business as the Corporation or any of its subsidiaries or developing or marketing any products or services that compete (directly or indirectly) with those of the Corporation or any of its subsidiaries; (ii) investing in or owning any (public or private) interest in any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Corporation or any of its subsidiaries (including any Designated Party, a “Competing Person”); (iii) developing a business relationship with any Competing Person; or (iv) entering into any agreement to provide any service(s) to any Competing Person or acting as an officer, director, member, manager or advisor to, or other principal of, any Competing Person, regardless (in the case of each of (i) through (iv)) of whether such activities are in direct or indirect competition with the business or activities of the Corporation or any of its subsidiaries. To the maximum extent permitted by law, if any Designated Party acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Designated Party or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Designated Party shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Designated Party may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. Notwithstanding the foregoing, this Section 10.1(A) shall not apply to any potential transaction or business opportunity that is expressly offered to a director, officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a director, officer or employee of the Corporation or its subsidiaries.

(B)    Neither the amendment nor repeal of this Article X, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by Delaware law, any modification of law, shall eliminate, reduce or otherwise adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

(C)    If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance or any reason whatsoever, (i) the validity, legality and enforceability of such provisions in any other circumstance and the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Article X (including, without limitation, each such portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by applicable law.

(D)    To the fullest extent permitted by applicable law, any Person purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of, and to have consented to, the provisions of this Article X. This Article X shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Certificate of Incorporation, the bylaws of the Corporation or any applicable law.

SECTION 10.2. Definitions. For purposes of this Article X, the following terms have the following definitions:

(A)    “Affiliate” means, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person; with respect to any Designated Party, an “Affiliate” shall include (i) any Person who is the direct or indirect ultimate holder of “equity securities” (as such term is described in Rule 405 under the Securities Act) of such Designated Party, and (ii) any investment fund, alternative investment vehicle, special purpose vehicle or holding company that is directly or indirectly managed, advised or controlled by such Designated Party.

(B)    “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of the then-outstanding shares of stock entitled to vote, by contract, or otherwise. A Person who is the owner of 20% or more of the then-outstanding shares of stock entitled to vote of the Corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds the then-outstanding shares of stock entitled to vote, in good faith and not for the purpose of circumventing this Section 10.2, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

(C)    “Designated Parties” means the Principal Stockholders and any member of the Board who is not at the time an officer of the Corporation, and their respective Affiliates (other than the Corporation) and all of their respective interests in other entities (existing and future) that participate in the energy industry, as applicable.

(D)    “Person” means any individual, corporation, partnership, limited liability company, joint venture, firm, association, trust, estate or other entity.

ARTICLE XI

BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

SECTION 11.1. Business Combinations with Interested Stockholders. The Corporation shall not be governed by Section 203 of the DGCL (or any successor provision thereto) (“Section 203”), and the restrictions contained in Section 203 shall not apply to the Corporation until immediately following the time at which both of the following conditions exist (if ever): (A) Section 203 by its terms would, but for the provisions of this Article XI, apply to the Corporation; and (B) none of the Principal Stockholders own (as defined in Section 203) shares of capital stock of the Corporation representing at least fifteen percent (15%) of the voting power of all the then outstanding shares of capital stock of the Corporation, and the Corporation shall thereafter be governed by Section 203 if and for so long as Section 203 by its terms shall apply to the Corporation.

ARTICLE XII

AMENDMENT OF CERTIFICATE OF INCORPORATION

SECTION 12.1. Amendments.

(A)    The Corporation shall have the right, subject to any express provisions or restrictions contained in this Certificate of Incorporation, from time to time, to amend this Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Certificate of Incorporation or any amendment hereof are subject to such right of the Corporation.

(B)    Notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by applicable law or this Certificate of Incorporation), on and after the Trigger Date, the affirmative vote of the holders of at least 66 2/3% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Certificate of Incorporation; provided, however, that the amendment, alteration or repeal of Section 4.1 shall only require the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

(C)    Notwithstanding any other provision of this Certificate of Incorporation (and in addition to any other vote that may be required by applicable law or this Certificate of Incorporation), prior to, on and after the Trigger Date, the affirmative vote of the holders of at least 75% in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to (i) amend, alter or repeal any provision of this Certificate of Incorporation to (a) include a provision authorized by Section 362(a)(l) of the DGCL (or any successor provision thereof) in order for the Corporation to become a “public benefit corporation” (as defined in Section 362(a) of the DGCL (or any successor provision thereof)) or (b) otherwise cause or allow the Corporation to become a “public benefit corporation” or similar entity; (ii) merge or consolidate with or into, or convert into, another entity if, as a result of such merger, consolidation or conversion, any class or series of capital stock of the Corporation would become, or be converted into or exchanged for the right to receive, shares or other equity interests in a domestic or foreign “public benefit corporation” or similar entity; or (iii) amend, alter or repeal (by merger, consolidation, conversion or otherwise) this Section 12.1(C).

(D)    Notwithstanding the foregoing, nothing in this Certificate of Incorporation shall be deemed to limit the ability of the parties to the Stockholders’ Agreement to amend, alter or repeal any provision of the Stockholders’ Agreement pursuant to the terms thereof, provided that no amendment to the Stockholders’ Agreement (whether or not such amendment modifies any provision of the Stockholders’ Agreement to which this Certificate of Incorporation is subject) shall amend this Certificate of Incorporation.

ARTICLE XIII

FORUM SELECTION

SECTION 13.1. Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the

Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to that court having personal jurisdiction over the indispensable parties named defendants therein) shall, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or by the bylaws of the Corporation (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, this Certificate of Incorporation or bylaws of the Corporation or (D) any action asserting a claim governed by the internal affairs doctrine. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII. If any provision or provisions of this Article XIII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XIII (including, without limitation, each portion of any sentence of this Article XIII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. The provisions of this Article XIII shall not apply to actions brought to enforce any liability or duty created by the Exchange Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of [●], 2023.

ATLAS ENERGY SOLUTIONS INC.

By:
Name:
Title:

Signature Page to Amended and Restated Certificate of Incorporation

EXHIBIT E

Form of A&R Bylaws of New PubCo

[see attached]

AMENDED AND RESTATED BYLAWS

OF

ATLAS ENERGY SOLUTIONS INC.

Date of Adoption: [●], 2023

ARTICLE I

OFFICES AND RECORDS

SECTION 1.1. Registered Office. The registered office of Atlas Energy Solutions Inc. (the “Corporation”) in the State of Delaware shall be as set forth in the Amended & Restated Certificate of Incorporation of the Corporation, as it may be further amended, restated, supplemented and otherwise modified from time to time (the “Certificate of Incorporation”), and the name of the Corporation’s registered agent at such address is as set forth in the Certificate of Incorporation. The registered office and registered agent of the Corporation may be changed from time to time by the board of directors of the Corporation (the “Board”) in the manner provided by applicable law.

SECTION 1.2. Other Offices. The Corporation may have such other offices, either within or outside of the State of Delaware, as the Board may designate or as the business of the Corporation may from time to time require.

SECTION 1.3. Books and Records. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may from time to time be designated by the Board.

ARTICLE II

STOCKHOLDERS

SECTION 2.1. Annual Meetings. If required by applicable law, an annual meeting of the stockholders of the Corporation shall be held for the election of directors at such date, time and place, if any, either within or outside of the State of Delaware, as may be fixed by the Board, the Chairman of the Board, the Chief Executive Officer or the President, as the case may be, and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. The Board may postpone, recess, adjourn, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board. Any other proper business may be transacted at the annual meeting.

SECTION 2.2. Special Meetings. Special meetings may be called in the manner as specified in the Certificate of Incorporation.

SECTION 2.3. Record Date.

(A)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by applicable law, not be more than 60 nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, exchange or redemption of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(C)    Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date for determining stockholders entitled to express consent to corporate action without a meeting is fixed by the Board, (i) when no prior action of the Board is required by applicable law, the record date for such purpose shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board is required by applicable law, the record date for such purpose shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

SECTION 2.4. Stockholder List. The Corporation shall prepare, no later than the tenth day before every meeting of stockholders, a complete list of stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date), arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days ending on the day before the meeting date, either on a reasonably accessible electronic network (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. Except as otherwise required by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled by this section to examine the list required by this section or to vote in person or by proxy at any meeting of the stockholders.

SECTION 2.5. Notice of Meeting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, notice shall be given not less than ten days nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice shall specify (A) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (B) the place, if any, date and time of such meeting, (C) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (D) in the case of a special meeting, the purpose or purposes for which such meeting is called and (E) such other information as may be required by applicable law or as may be deemed appropriate by the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary of the Corporation. If the stockholder list referred to in Section 2.4 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation. The Corporation may also provide stockholders with notice of a meeting including by electronic transmission in accordance with the requirements of Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). Such further notice shall be given as may be required by applicable law. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting.

SECTION 2.6. Quorum and Adjournment of Meetings.

(A)    Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of all of the outstanding shares of such class or series, represented in person or by proxy, shall constitute a quorum of such class or series for the transaction of such business. For the avoidance of doubt, abstentions shall be treated as present for purposes of determining the presence or absence of a quorum. The presiding person at the meeting may adjourn the meeting from time to time for any reason, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(B)    Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

SECTION 2.7. Proxies. At all meetings of stockholders, a stockholder may vote by proxy. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine the identity of the stockholder granting such authorization. Any copy, facsimile transmission or other reliable reproduction of the document (including any electronic transmission) created pursuant to this section may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used, provided that such copy, facsimile transmission or other reproduction shall be a complete reproduction of the entire original document. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable.

SECTION 2.8. Notice of Stockholder Business and Nominations.

(A)    Annual Meetings of Stockholders.

(i)    Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders at an annual meeting of stockholders may be made only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any authorized committee thereof, (c) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures and other requirements set forth in these Bylaws and applicable law, or (d) by stockholders of the Corporation who are given such rights or abilities under the Amended & Restated Stockholders’ Agreement, among the Corporation and certain of its stockholders, dated as of [●], 2023 (as further amended, restated, supplemented or otherwise modified from time to time, the “Stockholders’ Agreement”), pursuant to the terms of the Stockholders’ Agreement. Sections 2.8(A)(i)(c) and (d) of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under and in compliance with Rule 14a-8 or Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as applicable, and included in the Corporation’s notice of meeting, annual meeting proxy statement and proxy card) before an annual meeting of the stockholders. In addition, if the proposal is made on behalf of a beneficial owner other than the stockholder of record, such beneficial owner must be the beneficial owner of stock of the Corporation both at the time of giving notice provided for in this Section 2.8(A)(i) and at the time of the annual meeting.

(ii)    For any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to Section 2.8(A)(i)(c) of these Bylaws, (x) the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (y) such other business must otherwise be a proper matter for stockholder action under the DGCL and (z) the record stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined below) required by these Bylaws. To be timely, a stockholder’s notice must be received by the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after the shares of Class A common stock, par value $0.01 per share (such stock, the “Predecessor Class A Common Stock”), of the Corporation’s predecessor, AESI Holdings Inc. (formerly known as Atlas Energy Solutions Inc.) (the “Predecessor”) were first publicly traded, be deemed to have occurred on March 9, 2023), provided, however, that subject to the following sentence, in the event that the date of the annual meeting is scheduled for a date that is more than 30 days before or more than 60 days after such anniversary date or in the event that no annual meeting was held in the prior year (other than with respect to the Corporation’s first annual meeting of stockholders after the shares of Predecessor Class A Common Stock are first publicly traded), notice by the stockholder to be timely must be so received not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall any adjournment, recess or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual meeting.

To be in proper form, a stockholder’s notice (whether given pursuant to this Section 2.8(A)(ii) or Section 2.8(B)) to the Secretary of the Corporation must:

(a)    set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of any such Stockholder Associated Person (as defined in Section 2.8(C)(ii)), if any, (2) (A) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, (B) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”), directly or indirectly owned beneficially by such stockholder or by any Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation held by such stockholder or by any Stockholder Associated Person, (C) a complete and accurate description of any agreement, arrangement or understanding between or among such stockholder and any Stockholder Associated Person and any other person or persons in connection with such stockholder’s director nomination or other proposed business and the name and address of any other person(s) or entity or entities known to the stockholder to support such nomination or business, including any agreements, arrangements or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each other person who is party to such an agreement, arrangement or understanding), (D) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or any Stockholder Associated Person has a right to vote, directly or indirectly, any shares of any security of the Corporation, (E) any short interest in any security of the Corporation held by such stockholder or any Stockholder Associated Person (for purposes of these Bylaws, a person shall be deemed to have a “short interest”

in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or by any Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or any Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (H) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to base on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household, (3) any other information relating to such stockholder and any Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, the proposal or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (4) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (5) a representation as to whether or not such stockholder or any Stockholder Associated Person intends or is a party of a group which intends (x) to deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or, in the case of a nomination or nominations, at least the percentage of the voting power of the Corporation’s outstanding stock reasonably believed by the stockholder or Stockholder Associated Person, as the case may be, to be sufficient to elect such nominee or nominees, (y) otherwise to solicit proxies or votes from stockholders in support of such proposal or nomination and/or (z) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act (such representation, a “Solicitation Statement”), (6) any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has or shares a right to, directly or indirectly, vote any shares of any class or series of capital stock of the Corporation, (7) any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (8) any performance-related fees (other than an asset based fee) to which such stockholder or beneficial owner, directly or indirectly, is entitled based on any increase or decrease in the value of shares of any class or series of capital stock of the Corporation or any Derivative Instruments and (9) the names and addresses of other stockholders (including beneficial owners) known by any of the stockholders giving the notice to support such nominations or other business proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s);

(b)    if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and Stockholder Associated Person, if any, in such business, (2) the exact text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment) and (3) a complete and accurate description of all agreements, arrangements and understandings between or among such stockholder and such stockholder’s Stockholder Associated Person, if any, and the name and address of any other person(s) or entity or entities in connection with the proposal of such business by such stockholder;

(c)    set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection to the Board (1) all information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and (3) a representation that such person intends to serve a full term, if elected as director; and

(d)    with respect to each nominee for election or reelection to the Board, include (1) a completed and signed questionnaire, representation and agreement in a form provided by the Corporation, which form the stockholder must request from the Secretary of the Corporation in writing with no less than seven days advance notice and (2) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (A) is not and will not become a party to (i) any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(iii)    A stockholder providing notice of a nomination or proposal of other business to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to clauses (ii)(a)(1)-(4) and (6)-(9) and clauses (ii)(b)-(c) of this Section 2.8(A) shall be true and correct (a) as of the record date for the meeting and (b) as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than seven business days prior to the date for the meeting or any postponement or adjournment thereof, if practicable (or, if not practicable, on the first practicable date prior to any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof)).

(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to a notice of meeting (i) by or at the direction of the Board or any committee thereof (or stockholders if permitted pursuant to Article VII of the Certificate of Incorporation and Section 2.2 of these Bylaws) or (ii) if the Board (or stockholders if permitted pursuant to Article VII of the Certificate of Incorporation and Section 2.2 of these Bylaws) has determined that directors shall be elected at such meeting, (a) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in these Bylaws and at the time of the special meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in these Bylaws and applicable law or (b) by a stockholder of the Corporation who is given such rights or abilities under the Stockholders’ Agreement pursuant to the terms of the Stockholders’ Agreement. In the event a special meeting of stockholders is called pursuant to Article VII of the Certificate of Incorporation or Section 2.2 of these Bylaws for the purpose of electing one or more directors to the Board, a stockholder pursuant to clause (ii)(a) of this Section 2.8(B) may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder delivers notice with the information required by Section 2.8(A)(ii)(a) and Section 2.8(A)(ii)(c) (with the updates required by Section 2.8(A)(iii)) of these Bylaws with respect to any nomination and the completed and signed questionnaire, representations and agreements required by Section 2.8(A)(ii)(d) of these Bylaws. Such notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting at which directors are to be elected. In no event shall any adjournment, recess or postponement or the announcement thereof of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting.

(C)    General.

(i)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in these Bylaws and applicable law shall be eligible to serve as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these Bylaws and applicable law. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the presiding person at the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and applicable law and, if any proposed nomination or business is not in compliance with these Bylaws and applicable law, to declare that such defective proposal or nomination shall be disregarded.

(ii)    For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by Dow Jones News Service, the Associated Press, or any other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder, and “Stockholder Associated Person” shall mean, for any stockholder, (a) any person or entity controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (c) any person or entity controlling, controlled by or under common control with any person or entity referred to in the preceding clauses (a) or (b).

(iii)    Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 2.8(A) or Section 2.8(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; (b) of stockholders to include the names of persons validly nominated for election as a director of the Corporation in the Corporation’s proxy card in compliance with Rule 14a-19 of the Exchange Act; or (c) of the holders of any series of preferred stock of the Corporation (“Preferred Stock”) if and to the extent provided for under applicable law, the Certificate of Incorporation or these Bylaws. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder or Stockholder Associated Person, if any, (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or such Stockholder Associated Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). Upon request by the Corporation, if any stockholder or Stockholder Associated Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder or such Stockholder Associated Person shall deliver to the Corporation, no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iv)    Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 2.8 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 2.8, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(v)    Notwithstanding anything to the contrary contained in this Section 2.8, for so long as the Stockholders’ Agreement remains in effect with respect to any Principal Stockholder, Ben M. Brigham (so long as Ben M. Brigham has the right to designate one or more nominees for election to the Board pursuant to the Stockholders’ Agreement) shall not be subject to this Section 2.8 with respect to any annual or special meeting of stockholders.

SECTION 2.9. Conduct of Business. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board may adopt by resolution such rules and regulations for the conduct of a meeting of stockholders as it shall deem appropriate in its sole discretion. The Chairman of the Board, if one shall have been elected, or in the Chairman of the Board’s absence, the Chief Executive Officer or, in the Chief Executive Officer’s absence or if one shall not have been elected, the director or officer designated by the majority of the Whole Board (as defined below), shall preside at all meetings of the stockholders. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the person presiding over the meeting shall have the right and authority to convene and for any or no reason to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the presiding person at the meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding person at the meeting, may include, without limitation, the following: (A) the establishment of an agenda or order of business for the meeting; (B) rules and procedures for maintaining order at the meeting and the safety of those present; (C) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (D) restrictions on entry to the meeting after the time fixed for the commencement thereof; (E) limitations on the time allotted to questions or comments by participants; and (F) restrictions of the use of audio or visual recording devices. The person presiding over the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting, and if such presiding person at the meeting should so determine, such presiding person at the meeting shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.

SECTION 2.10. Required Vote. Subject to the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, at any meeting at which directors are to be elected, so long as a quorum is present, directors shall be elected by a plurality of the votes cast by the holders of shares present in person or represented by proxy at the meeting and entitled to vote in such election. Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited. Unless a different or minimum vote is required by applicable law, the rules and regulations of any stock exchange applicable to the Corporation, any law or regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws, in which such different or minimum vote shall be the applicable vote on the matter, in all matters other than the election of directors and certain non-binding advisory votes described below, the affirmative vote of the holders of a majority of the voting power of the outstanding shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the act of the stockholders. In non-binding advisory matters with more than two possible vote choices, the plurality of the votes cast by the holders of outstanding shares of stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the matter shall be the recommendation of the stockholders.

SECTION 2.11. Treasury Stock. Shares of the Corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (A) the Corporation, (B) any other corporation, if a majority of shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly by the Corporation, or (C) any other entity, if a majority of the voting power of such other entity is held, directly or indirectly, by the Corporation or if such other entity is otherwise controlled, directly or indirectly, by the Corporation; provided, however, that the foregoing shall not limit the right of the Corporation or such other corporation to vote stock of the Corporation held in a fiduciary capacity.

SECTION 2.12. Inspectors of Elections. The Corporation may, and when required by applicable law, shall, appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders and the appointment of an inspector is required by applicable law, the presiding person at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by applicable law.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authorities expressly conferred upon them by these Bylaws, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. The directors shall act only as a Board or as a committee thereof, and the individual directors shall have no power as such.

SECTION 3.2. Number, Election, Tenure and Voting Power. Subject to applicable law, the Stockholders’ Agreement and the rights of the holders of any series of Preferred Stock to elect directors under specified circumstances, if any, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the Whole Board; provided that the initial number of directors shall be nine. The election, term and voting power of directors shall be as set forth in the Certificate of Incorporation.

SECTION 3.3. Regular Meetings. Subject to Section 3.5, regular meetings of the Board shall be held on such dates, and at such times and places, if any, as are determined from time to time by resolution of the Board. Notice of such regular meetings shall not be required.

SECTION 3.4. Special Meetings. Special meetings of the Board shall be called at the request of the Chairman of the Board, the Chief Executive Officer or a majority of the Board then in office. The person or persons authorized to call special meetings of the Board may fix the place, if any, date and time of the meetings. Any business may be conducted at a special meeting of the Board.

SECTION 3.5. Notice. Notice of any special meeting of directors shall be given to each director at his or her business or residence in writing by hand delivery, first-class or overnight mail, courier service or facsimile or electronic transmission or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by overnight mail or courier service, such notice shall be deemed adequately delivered when the notice is delivered to the overnight mail or courier service company at least 24 hours before such meeting. If by facsimile or electronic transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least 24 hours before such meeting. If by telephone or by hand delivery, the notice shall be given at least 24 hours prior to the time set for the meeting and shall be confirmed by facsimile or electronic transmission that is sent promptly thereafter. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with these Bylaws.

SECTION 3.6. Action by Consent of Board. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any document or instrument filed with the Secretary of State of the State of Delaware.

SECTION 3.7. Remote Meetings. Members of the Board or any committee thereof may participate in a meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

SECTION 3.8. Quorum. A majority of the Whole Board shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present, a majority of the directors present may, to the fullest extent permitted by law, adjourn the meeting from time to time without further notice unless (A) the date, time and place, if any, of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 3.5 of these Bylaws shall be given to each director, or (B) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (A) shall be given to those directors not present at the announcement of the date, time and place, if any, of the adjourned meeting. Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, all matters shall be determined by the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

SECTION 3.9. Vacancies. Any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, retirement, disqualification or removal of any director or from any other cause shall be filled in accordance with the Certificate of Incorporation.

SECTION 3.10. Removal. Directors of the Corporation may be removed in the manner provided in the Certificate of Incorporation and applicable law.

SECTION 3.11. Records. The Board shall cause to be kept a record containing the minutes of the proceedings of the meetings of the Board and of the stockholders, appropriate stock books and registers and such books of records and accounts as may be necessary for the proper conduct of the business of the Corporation.

SECTION 3.12. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have authority to fix the compensation of directors, including fees and reimbursement of expenses. The Corporation will cause each non-employee director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

SECTION 3.13. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate.

SECTION 3.14. First Meeting. Each newly elected Board may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders. Notice of such meeting shall not be required.

ARTICLE IV

COMMITTEES

SECTION 4.1. Designation; Powers. Subject to the terms of the Stockholders’ Agreement, the Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the fullest extent permitted by applicable law and to the extent provided in the resolution(s) of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

SECTION 4.2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 4.1 shall choose its own chairman in the event the chairman has not been selected by the Board by a majority vote of the members then in attendance at a meeting of the committee so long as a quorum is present, shall keep regular minutes of its proceedings, and shall meet at such times and at such place or places as may be provided by the charter of such committee or by resolution of such committee or resolution of the Board. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum and the affirmative vote of a majority of the members present at a meeting where a quorum is present shall be necessary for the adoption by it of any resolution. A committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to such subcommittee any or all of the powers of such committee. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the governance of any committee not inconsistent with the provisions of the Certificate of Incorporation, these Bylaws or any such charter. Unless the Certificate of Incorporation, these Bylaws, any charter for such committee or the Board otherwise provides, any such committee or subcommittee may make rules for the conduct of its business, but unless otherwise provided by the Board or such rules, its meetings shall be called, notice given or waived, its business conducted or its action taken as nearly as may be in the same manner as is provided in these Bylaws with respect to meetings or for the conduct of business or the taking of actions by the Board. The Board shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee. The Secretary of the Corporation shall act as Secretary of any committee or subcommittee, unless otherwise provided by the Board or such committee or subcommittee.

SECTION 4.3. Substitution of Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.

ARTICLE V

OFFICERS

SECTION 5.1. Officers. The Board shall elect the officers of the Corporation which may include, if the Board so elects, a Chairman of the Board, a Chief Executive Officer, a President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, a Secretary, a Treasurer and such other officers as the Board from time to time may deem proper. If elected, the Chairman of the Board shall be chosen from among the directors. All officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article V. Such officers shall also have such powers and duties as from time to time may be conferred by the Board or by any duly authorized committee thereof or, with respect to any Executive Vice President, Senior Vice President, Vice Presidents, Treasurer or Secretary, by the Chairman of the Board, Chief Executive Officer or President, if any. The Board or any committee thereof may from time to time elect, or the Chairman of the Board, Chief Executive Officer or President, if any, may appoint, such other officers (including a Chief Financial Officer, Chief Operating Officer and one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such agents, as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as shall be provided in these Bylaws or as may be prescribed by the Board or such committee thereof or by the Chairman of the Board, Chief Executive Officer or President, as the case may be. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director. None of the officers need be a stockholder of the Corporation.

SECTION 5.2. Election and Term of Office. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or until he or she shall resign, but any officer may be removed from office at any time by the affirmative vote of a majority of the Board or, except in the case of an officer or agent elected by the Board, by the Chairman of the Board, Chief Executive Officer or President, if any. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed. No elected officer shall have any contractual rights against the Corporation for compensation by virtue of such election beyond the date of the election of his or her successor, his or her death, resignation or removal, whichever event shall first occur, except as otherwise provided in an employment contract or under an employee deferred compensation plan.

SECTION 5.3. Chairman of the Board. The Chairman of the Board, if elected, shall perform all duties incidental to his or her office that may be required by law and all such other duties as are properly required of him or her by the Board. The Chairman of the Board may also serve as Chief Executive Officer, if so elected by the Board. The Chairman of the Board may also have the title of Executive Chairman if the Chairman of the Board is also an officer of the Corporation.

SECTION 5.4. Chief Executive Officer. The Chief Executive Officer, if any, shall be responsible for the general management of the affairs of the Corporation and shall act in a general executive capacity subject to the oversight of the Chairman of the Board in the administration and operation of the Corporation’s business and general supervision of its policies and affairs. The Chief Executive Officer shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer, if also a director, shall preside when present at all meetings of the Board.

SECTION 5.5. President. The President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President, if any and if he or she shall be a director, shall preside when present at all meetings of the Board.

SECTION 5.6. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President, if any, shall have such powers and shall perform such duties as shall be assigned to him or her by the Board or the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.7. Treasurer. The Treasurer, if any, shall exercise general supervision over the receipt, custody and disbursement of corporate funds. The Treasurer shall cause the funds of the Corporation to be deposited in such banks as may be authorized by the Board, or in such banks as may be designated as depositaries in the manner provided by resolution of the Board. He or she shall have such further powers and duties and shall be subject to such directions as may be granted or imposed upon him or her from time to time by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.8. Secretary. The Secretary, if any, shall keep or cause to be kept in one or more books provided for that purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders; he or she shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by applicable law; he or she shall be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal; and he or she shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board may direct; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.9. Vacancies. A newly created elected office and a vacancy in any elected office because of death, resignation, removal or otherwise may be filled by the Board for the unexpired portion of the term at any meeting of the Board. Any vacancy in an office appointed by the Chairman of the Board, the Chief Executive Officer or the President, if any, because of death, resignation, removal or otherwise may be filled by the Chairman of the Board, the Chief Executive Officer or the President, if any.

SECTION 5.10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board, the Chief Executive Officer or any officer authorized by the Chairman of the Board, the Chief Executive Officer or the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of security holders of or with respect to any action of security holders of any other corporation or entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation.

SECTION 5.11. Delegation. The Board may from time to time delegate the powers and duties of any officer to any other officer or agent, notwithstanding any provision hereof.

SECTION 5.12. Compensation. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board, a committee of the Board or an officer of the Corporation designated by the Board or a committee of the Board, subject to applicable law and the rules or regulations of any stock exchange applicable to the Corporation.

ARTICLE VI

STOCK CERTIFICATES AND TRANSFERS

SECTION 6.1. Stock Certificates and Transfers. The interest of each stockholder of the Corporation evidenced by certificates for shares of stock shall be in such form as the appropriate officers of the Corporation may from time to time prescribe, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock may be uncertificated shares. The shares of the stock of the Corporation shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares. Subject to the provisions of the Certificate of Incorporation, the shares of the stock of the Corporation shall be transferred on the books of the Corporation, which may be maintained by a third-party registrar or transfer agent, by the holder thereof in person or by his or her attorney, upon surrender for cancellation of certificates for at least the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require or upon receipt of proper transfer instructions from the registered holder of uncertificated shares and upon compliance with appropriate procedures for transferring shares in uncertificated form, at which time the Corporation shall issue a new certificate to the person entitled thereto (if the stock is then represented by certificates), cancel the old certificate and record the transaction upon its books.

Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

SECTION 6.2. Lost, Stolen or Destroyed Certificates. No certificate for shares or uncertificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board or any financial officer may in its or their discretion require.

SECTION 6.3. Ownership of Shares. The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

SECTION 6.4. Regulations Regarding Certificates. Subject to applicable law, the Board shall have the power and authority to make all such rules and regulations concerning the issue, transfer and registration or the replacement of certificates for shares of stock of the Corporation. The Corporation may enter into additional agreements with stockholders to restrict the transfer of stock of the Corporation in any manner not prohibited by the DGCL.

ARTICLE VII

MISCELLANEOUS PROVISIONS

SECTION 7.1. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the 31st day of December of each year or as otherwise determined by the Board.

SECTION 7.2. Dividends. Except as otherwise provided by law or the Certificate of Incorporation, the Board may from time to time declare, and the Corporation may pay, out of funds legally available therefor, dividends on its outstanding shares of stock, which dividends may be paid in either cash, property or shares of stock of the Corporation. A member of the Board, or a member of any committee designated by the Board, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

SECTION 7.3. Seal. The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

SECTION 7.4. Waiver of Notice. Whenever any notice is required to be given to any stockholder or director of the Corporation under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders or the Board or committee thereof need be specified in any waiver of notice of such meeting. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 7.5. Resignations. Any director or any officer, whether elected or appointed, may resign at any time by giving notice in writing or by electronic transmission of such resignation to the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, and such resignation shall be deemed to be effective when said notice is received by the Chairman of the Board, the Chief Executive Officer, the President, if any, or the Secretary, or at such later time as is specified therein unless otherwise provided in the notice of resignation. No formal action shall be required of the Board or the stockholders to make any such resignation effective.

SECTION 7.6. Indemnification and Advancement of Expenses.

(A)    The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was or has agreed to become a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving or has agreed to serve at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent, or in any other capacity while serving or having agreed to serve as a director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding.

(B)    The Corporation shall, to the fullest extent not prohibited by applicable law as it presently exists or may hereafter be amended, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that the Covered Person is not entitled to be indemnified under this Section 7.6 or otherwise.

(C)    The rights to indemnification and advancement of expenses under this Section 7.6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 7.6, except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board.

(D)    If a claim for indemnification under this Section 7.6 (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Section 7.6 is not paid in full within 30 days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim, or a claim brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, to the fullest extent permitted by applicable law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Section 7.6 or otherwise shall be on the Corporation.

(E)    The rights conferred on any Covered Person by this Section 7.6 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, law (common or statutory), any provision of the Certificate of Incorporation, these Bylaws, any agreement or vote of stockholders or disinterested directors or otherwise.

(F)    This Section 7.6 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

(G)    Any Covered Person entitled to indemnification and/or advancement of expenses, in each case pursuant to this Section 7.6, may have certain rights to indemnification, advancement and/or insurance provided by one or more persons with whom or which such Covered Person may be associated (including, without limitation, any Principal Stockholder). The Corporation hereby acknowledges and agrees that (i) the Corporation shall be the indemnitor of first resort with respect to any proceeding, expense, liability or matter that is the subject of this Section 7.6, (ii) the Corporation shall be primarily liable for all such obligations and any indemnification afforded to a Covered Person in respect of a proceeding, expense, liability or matter that is the subject of this Section 7.6, whether created by law, organizational or constituent documents, contract or otherwise, (iii) any obligation of any persons with whom or which a Covered Person may be associated (including, without limitation, any Principal Stockholder) to indemnify such Covered Person and/or advance expenses or liabilities to such Covered Person in respect of any proceeding shall be secondary to the obligations of the Corporation hereunder, (iv) the Corporation shall be required to indemnify each Covered Person and advance expenses to each Covered Person hereunder to the fullest extent provided herein without regard to any rights such Covered Person may have against any other person with whom or which such Covered Person may be associated (including, without limitation, any Principal Stockholder) or insurer of any such person and (v) the Corporation irrevocably waives, relinquishes and releases any other person with whom or which a Covered Person may be associated (including, without limitation, any Principal Stockholder) from any claim of contribution, subrogation or any other recovery of any kind in respect of amounts paid by the Corporation hereunder.

(H)    The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan, shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, other enterprise, non-profit entity or employee benefit plan.

(I)    The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to an employee benefit plan, against any expense, liability or loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement), whether or not the Corporation would have the power to indemnify such person against any such expense, liability or loss under the DGCL.

(J)    Any repeal or modification of the provisions of this Section 7.6 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.

SECTION 7.7. Notices. Except as otherwise specifically provided herein or required by applicable law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by commercial courier service, or by facsimile or other electronic transmission, provided that notice to stockholders by electronic transmission shall be given in the manner provided in Section 232 of the DGCL. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively, notice to any stockholder shall be deemed given: (A) if by facsimile, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL) in accordance with the DGCL; (C) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (i) such posting and (ii) the giving of such separate notice; (D) if by any other form of electronic transmission, when directed to the stockholder; and (E) if by mail, when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

SECTION 7.8. Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile or electronic signatures elsewhere specifically authorized in these Bylaws, facsimile or electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof, the Chairman of the Board, the Chief Executive Officer or President, if any.

SECTION 7.9. Time Periods. Except as otherwise set forth in these Bylaws, in applying any provision of these Bylaws that require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

SECTION 7.10. Reliance Upon Books, Reports and Records. Each member of the Board, each member of any committee designated by the Board and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 7.11. Severability. Whenever possible and to the fullest extent permitted by law, each provision or portion of any provision of these Bylaws will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of these Bylaws is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision or portion of any provision shall be severable and the invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and these Bylaws will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

ARTICLE VIII

AMENDMENTS

SECTION 8.1. Amendments. In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, and subject to the provisions in the Certificate of Incorporation, the Board is expressly authorized to adopt, amend or repeal these Bylaws. Any adoption, amendment or repeal of these Bylaws by the Board shall require the approval of a majority of the Whole Board. Stockholders shall also have the power to adopt, amend or repeal these Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, these Bylaws may be adopted, altered, amended or repealed by the stockholders of the Corporation only (i) prior to the Trigger Date (as defined in the Certificate of Incorporation), by the affirmative vote of holders of not less than a majority in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class, and (ii) on and after the Trigger Date by the affirmative vote of holders of not less than 66 2/3% in voting power of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class. No Bylaws hereafter made or adopted, nor any repeal of or amendment thereto, shall invalidate any prior act of the Board that was valid at the time it was taken.

EXHIBIT F

Form of Certificate of Merger

(OpCo Merger)

[see attached]

CERTIFICATE OF MERGER

merging

ATLAS OPERATING MERGER SUB, LLC

(a Delaware limited liability company)

with and into

ATLAS SAND OPERATING, LLC

(a Delaware limited liability company)

[●], 2023

Pursuant to the provisions of Title 6, Section 18-209 of the Delaware Limited Liability Company Act (the “Act”), the undersigned entity hereby submits this Certificate of Merger for filing and certifies as follows:

1.    The name, jurisdiction of formation or organization and type of entity of each of the business entities that are to merge are as follows:

Name	State of Formation	Type of Business Entity
Atlas Operating Merger Sub, LLC	Delaware	Limited Liability Company
Atlas Sand Operating, LLC	Delaware	Limited Liability Company

2.    An Agreement and Plan of Merger (the “Agreement and Plan of Merger”), providing for the merger of Atlas Operating Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), with and into Atlas Sand Operating, LLC, a Delaware limited liability company (the “Company” and, together with Merger Sub, the “Constituent Entities”), with the Company to continue in existence following such merger as the sole surviving entity (the “Surviving Entity”), has been approved and executed by each of the Constituent Entities in accordance with Title 6, Section 18-209 of the Act.

3.    The name of the Surviving Entity shall be “Atlas Sand Operating, LLC”.

4.    The Certificate of Formation of the Company as in effect immediately prior to the merger shall be the Certificate of Formation of the Surviving Entity.

5.    The merger shall become effective at [●], Central Standard Time, on [●], 2023.

6.    The executed Agreement and Plan of Merger is on file at the principal place of business of the Surviving Entity at the following address: 5918 W. Courtyard Drive, Suite 500, Austin, Texas 78730.

7.    A copy of the Agreement and Plan of Merger will be furnished by the Surviving Entity, on request and without cost, to any member of either of the Constituent Entities.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Merger to be executed on its behalf as of the date first written above.

ATLAS SAND OPERATING, LLC

By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF MERGER

EXHIBIT G

Form of Second A&R LLC Agreement of OpCo

[see attached]

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

ATLAS SAND OPERATING, LLC

a Delaware Limited Liability Company

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Atlas Sand Operating, LLC, a Delaware limited liability company (the “Company”), dated as of [●], 2023 (the “Effective Date”), is adopted, executed and agreed to by the Members (as defined below). Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Existing LLC Agreement (as defined below).

WHEREAS, the Company was formed pursuant to the filing of a Certificate of Formation with the Secretary of State of the State of Delaware effective on November 18, 2022, in accordance with the provisions of the Act (as defined below), and is currently governed by that certain Amended and Restated Limited Liability Company Agreement, dated March 8, 2023 (the “Existing LLC Agreement”);

WHEREAS, this Agreement is being entered into pursuant to and in connection with the consummation of the transactions contemplated by that certain Master Reorganization Agreement, dated as of [●], 2023 (the “Reorganization Agreement” and, such transactions, the “Reorganization”), by and among the Company, Atlas Energy Solutions Inc., a Delaware corporation (“Atlas”), New Atlas HoldCo Inc., a Delaware corporation (“New Atlas”), AESI Merger Sub Inc., a Delaware corporation, Atlas Operating Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Atlas Sand Holdings, LLC, a Delaware limited liability company (“Holdings”);

WHEREAS, prior to the Reorganization, (a) Holdings and Atlas collectively held 100% of the issued and outstanding membership interests in the Company and (b) Merger Sub was a direct wholly owned subsidiary of New Atlas;

WHEREAS, in connection with the consummation of the Reorganization on the Effective Date, among other things, (a) Merger Sub merged with and into the Company, with the Company surviving such merger as a subsidiary of the Members, (b) Atlas changed its name from “Atlas Energy Solutions Inc.” to “AESI Holdings Inc.” (as used herein, the term “AESI Holdings” refers to Atlas at times following consummation of the Reorganization) and (c) New Atlas changed its name from “New Atlas HoldCo Inc.” to “Atlas Energy Solutions Inc.”; and

WHEREAS, the Members desire to enter into this Agreement in order to amend and restate the Existing LLC Agreement in connection with the Reorganization, with this Agreement to supersede the Existing LLC Agreement in its entirety effective on the Effective Date and at such time as is provided under the terms of the Reorganization Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows.

1.    Formation. The Company was formed as a Delaware limited liability company under and pursuant to the Delaware Limited Liability Company Act (the “Act”).

2.    Term. The Company shall have perpetual existence unless dissolved in accordance with Section 10 of this Agreement.

3.    Purposes. The purposes of the Company shall be to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Act.

4.    Members. As of the Effective Date, the members of the Company (each, a “Member” and, collectively, the “Members”) are AESI Holdings and New Atlas.

5.    Units; Percentage Interests. The Company shall have a single class of membership interests designated as “Units.” Each Member’s ownership of Units in relation to the total outstanding Units of the Company is referred to herein as such Member’s “Percentage Interest.” As of the Effective Date, AESI Holdings owns [57,147,501]1 Units, and New Atlas owns [42,852,499]2 Units. Following the Effective Date, the Company shall update its books and records from time to time to reflect any transfers or additional issuances of Units. The Company shall be authorized to issue from time to time such additional number of Units as the Managing Member (as defined below) may determine.

6.    Contributions. Without creating any rights in favor of any third party, the Members may, from time to time, make contributions of cash or property to the capital of the Company but shall have no obligation to do so.

7.    Capital Accounts; Allocations.

(a)     Capital Accounts. The Managing Member shall establish and maintain a separate capital account in accordance with the requirements of Section 704(b) of Internal Revenue Code of 1986, as amended (the “Code”) and Treasury Regulations Section 1.704-1(b)(2)(iv) (the “Capital Account”) for each Member in the Company’s books of account.

(b)    Book Allocations of Profits and Losses. After giving effect to the allocations under Section 7(c), all items of income, profit, gain, loss, deduction and credit of the Company for each tax period shall be allocated among the Members in such a manner as shall cause the Capital Accounts of the Members (as adjusted to reflect all allocations under Section 7(c) and all distributions through the end of such tax period) to equal, as nearly as possible, the amount such Members would receive if all assets of the Company on hand at the end of such tax period were sold for cash equal to their Code Section 704(b) book values, all liabilities of the Company were satisfied in cash in accordance with their terms, and all remaining or resulting cash were distributed to the Company under Section 8, as reasonably determined by the Managing Member.

[1]	Note to draft: To be the number of OpCo Units held by AESI as of immediately prior to the closing.
[2]	Note to draft: To be the total number of Class B shares outstanding as of immediately prior to closing.

2

(c)    Regulatory Allocations. Allocations of individual items of income and gain will be made in accordance with the “minimum gain chargeback,” “partner nonrecourse debt minimum gain chargeback,” and “qualified income offset” provisions of the Treasury Regulations promulgated under Section 704(b) of the Code.

(d)     Tax Allocations. Except as otherwise provided herein, each item of income, profit, gain, loss, deduction and credit of the Company shall be allocated among the Members in the same manner as set forth in Sections 7(b) and 7(c); provided, however, that (a) in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, with respect to any property that has a variance between its book basis for capital account purposes and its adjusted tax basis, the income, gain, loss and deduction with respect to such property shall, solely for tax purposes, be allocated among the Members so as to take into account such variation pursuant to any permissible allocation method described in Treasury Regulations Section 1.704-3 as is determined by the Managing Member in its sole discretion, and (b) any such allocations made pursuant to this Section 7(d) are solely for purposes of federal income taxation and shall not affect any Member’s Capital Account or right to receive distributions under this Agreement.

(e)    The provisions of this Section 7 are intended, and shall be construed, and, if necessary, modified by the Managing Member in its sole discretion to cause the allocations of profits, losses, income, gain, deductions, credits and other tax items pursuant to this Section 7 to have substantial economic effect under the Code and the Treasury Regulations promulgated under Section 704(b) of the Code (or the equivalent thereof within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(i)). This Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligating any Member or its assignees or successors in interest to make a capital contribution to the Company.

8.    Distributions. Distributions (including, without limitation, liquidating distributions) made by the Company shall be distributed to the Members solely at such times and in such amounts as the Managing Member shall determine and shall be allocated to the Members in accordance with their respective Percentage Interests.

9.    Management. AESI Holdings shall be the sole managing member of the Company (the “Managing Member”). Except as otherwise required by applicable law, (a) the Managing Member shall have full and complete charge of all affairs of the Company, (b) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member, and (c) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

3

10.    Officers.

(a)    General. The Managing Member may designate one or more persons to be officers of the Company. Officers are not “managers” as that term is used in the Act. Any officers who are so designated shall have such titles and authority and perform such duties as the Managing Member may delegate to them. The salaries or other compensation, if any, of the officers of the Company shall be fixed by the Managing Member. Any officer may be removed as such, either with or without cause, by the Managing Member. Designation of an officer shall not of itself create contract rights.

(b)    Titles. To the extent appointed by the Managing Member, the officers of the Company may be a Chief Executive Officer, President, a Secretary, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer and such other officers as the Managing Member may from time to time elect or appoint. Any number of offices may be held by the same person.

11.    Dissolution. The Company shall dissolve and its affairs shall be wound up at such time, if any, as the Managing Member may elect. No other event will cause the Company to dissolve.

12.    Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

13.    Amendments. This Agreement may be modified, altered, supplemented or amended at any time by a written agreement executed and delivered by the Managing Member.

14.    Liability. The Members, including any of their officers or members, and the officers of the Company shall not have any liability for the obligations, debts or liabilities of the Company, except to the extent required in the Act.

15.    Indemnity; Exculpation.

(a)    The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Manager entitled to indemnification under the Existing LLC Agreement, a Member, an Officer, the Managing Member or the Company Representative or is or was serving at the request of the Company as a member, director, officer, trustee, employee or agent of another limited liability company or of a corporation, partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (a “Covered Person”), whether the basis of such Proceeding is alleged action in an official capacity as a member, director, officer, trustee, employee or agent, or in any other capacity while serving as a member, director, officer, trustee, employee or agent, against all expenses, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid

4

in settlement) reasonably incurred or suffered by such Covered Person in connection with such Proceeding, unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of such act or omission, and taking into account the acknowledgements and agreements set forth in this Agreement, (x) such Covered Person engaged in a bad faith violation of the implied contractual covenant of good faith and fair dealing or a bad faith violation of this Agreement or (y) such Covered Person would not be so entitled to be indemnified and held harmless if the Company were a corporation organized under the laws of the State of Delaware that indemnified and held harmless its directors, officers, employees and agents to the fullest extent permitted by Section 145 of the Delaware General Corporation Law as in effect on the date of this Agreement (but including any expansion of rights to indemnification thereunder from and after the date of this Agreement). The Company shall, to the fullest extent not prohibited by applicable Law as it presently exists or may hereafter be amended (provided, that no such amendment shall limit a Covered Person’s rights to indemnification hereunder with respect to any actions or events occurring prior to such amendment except to the extent required by a non-waivable and non-modifiable provision of applicable Law), pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal that the Covered Person is not entitled to be indemnified under this Section 14 or otherwise. The rights to indemnification and advancement of expenses under this Section 14 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a member, director, officer, trustee, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 14, except for Proceedings to enforce rights to indemnification and advancement of expenses, the Company shall indemnify and advance expenses to a Covered Person in connection with a Proceeding (or part thereof) initiated by such Covered Person only if such Proceeding (or part thereof) was authorized by the Managing Member. If this Section 14(a) or any portion of this Section 14(a) shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Covered Person as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the fullest extent permitted by any applicable portion of this Section 14(a) that shall not have been invalidated.

(b)    Subject to other applicable provisions of this Section 14, to the fullest extent permitted by applicable Law, the Covered Persons shall not be liable to the Company, any Subsidiary, any director, any Member or any holder of any equity interest in any Subsidiary by virtue of being a Covered Person or for any acts or omissions in their capacity as a Covered Person or otherwise in connection with the Company, this Agreement or the business and affairs of the Company and its Subsidiaries unless there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that such losses or liabilities were the result of conduct in which such Covered Person breached the terms of this Agreement or any duties owed to the Company or the Members.

5

16.    Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts any may delivered by email or other electronic means. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

[Signature Page Follows.]

6

IN WITNESS WHEREOF, the undersigned, being the Members, have caused this Agreement to be duly executed effective as of the date first set forth above.

MANAGING MEMBER:

AESI HOLDINGS INC.

By:
Name:
Title:

MEMBER:

ATLAS ENERGY SOLUTIONS INC.

By:
Name:
Title:

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ATLAS SAND OPERATING, LLC